Exhibit 2.1

150 west street

sandown sandton johannesburg 2196

p o box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@ensafrica.com ensafrica.com

SHARE SALE AGREEMENT

entered into between

GET EDUCATED INTERNATIONAL PROPRIETARY LIMITED

(Registration No. 2016/324480/07)

and

K2017143886 SOUTH AFRICA PROPRIETARY LIMITED

(Registration No. 2017/143886/07)

and

THOSE PERSONS NAMED IN ANNEXURE G

and

SAMUEL EDWARD PADDOCK

(Identity No. 8110095231089)

and

ROBERT JAMES PADDOCK

(Identity No. 8307235194082)

and

ANTHONY EDWARD GRAHAM SAUNDERS

(Identity No. 7905075139082)

and

CHRISTOPHER MURRAY VELLA

(Identity No. 8110265072081)

and

RYAN MICHAEL O’MAHONEY

(Identity No. 7909285085085)

and

DALE WILLIAMS

(Identity number. 6703275134081)

28.	SUBMISSION TO JURISDICTION	69

29.	COSTS	69

30.	WHOLE AGREEMENT, NO AMENDMENT	69

31.	NO CESSION OR ASSIGNMENT	70

32.	STIPULATIO ALTERI	70

33.	COUNTERPARTS	70

Annexure A	2017 Preliminary Budget	79

Annexure B	Warranties	80

Annexure C	Preliminary Unaudited Accounts	81

Annexure D	Data Room Index	82

Annexure E	Earn Out Amount —Calculation and Determination, Earn Out Protections	83

Annexure F	Material Contracts	86

Annexure G	Sellers and Sellers’ Interests	87

Annexure H	Escrow Agreement	88

Annexure I	Sellers’ Escrow Proportion	89

Annexure J	RSU Award / Equity Award Table	90

Annexure K	Working Capital Calculation	91

Annexure L	Form of Estimated Closing Statement	92

Annexure M	Executive Employment Agreement Template	93

Annexure N	Parent Guarantee from 2U	94

Annexure O	Interim Period Facility	95

Annexure P	Indemnifying Sellers’ Proportions	96

1.                                      INTERPRETATION

In this Agreement, clause headings are for convenience and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention -

1.1.                            an expression which denotes -

1.1.1.                                            any gender includes the other genders;

1.1.2.                                            a natural person includes an artificial or juristic person (corporate or unincorporated and including the state) and vice versa; and

1.1.3.                                            the singular includes the plural and vice versa;

1.2.                            the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings -

1.2.1.                                            “Audited Accounts” means the signed and audited consolidated balance sheets of the Group as of December 31, 2016 and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2016, as well as the footnotes to such financial statements as of and for the same period (“2016 Audited Accounts”) as well as the signed and audited consolidated balance sheets of the Group as of December 31, 2015 and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month periods ended December 31, 2015, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same period (“2015 Audited Accounts” and together with the 2016 Audited Accounts, the “Audited Accounts”) such that all of the preceding are presented in USD, in conformity with accounting principles generally accepted in the U.S. (U.S. GAAP), and audited in accordance with generally accepted auditing standards in the U.S. (as defined by the AICPA);

1.2.2.                                            “Preliminary Unaudited Accounts” means (A) (i) the consolidated balance sheets of the Group as of December 31, 2016 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2016, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods, a copy of which is attached hereto as Annexure C.1

(“2016 Preliminary Unaudited Accounts”), (B) (i) the consolidated balance sheets of the Group as of December 31, 2015 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2015, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods, a copy of which is attached hereto as Annexure C.2 (“2015 Preliminary Unaudited Accounts”) and (C) (i) the consolidated balance sheets of the Group as of March 31, 2017 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the three month period ended March 31, 2017, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods, a copy of which is attached hereto as Annexure C.3 (“2017 Preliminary Unaudited Accounts” and together with the 2016 Unaudited Accounts and the 2015 Unaudited Accounts, the “Preliminary Unaudited Accounts”), all of which have been prepared in accordance with IFRS in USD, with any exceptions to IFRS identified and quantified, unless otherwise mutually agreed between the Purchaser and the Sellers’ Representative in writing;

1.2.3.                                            “Final Unaudited Accounts” means (A) (i) the consolidated balance sheets of the Group as of December 31, 2016 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2016, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods (“2016 Final Unaudited Accounts”), (B) (i) the consolidated balance sheets of the Group as of December 31, 2015 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2015, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods (“2015 Final Unaudited Accounts”) and (C) (i) the consolidated balance sheets of the Group as of March 31, 2017 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the three month period ended March 31, 2017, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods (“2017 Final Unaudited Accounts” and together with the 2016 Unaudited Accounts and the 2015 Unaudited Accounts, the “Final Unaudited Accounts”), all of which shall be prepared in accordance with IFRS in USD or U.S. GAAP, as mutually agreed between the Purchaser and the Sellers’ Representative in writing, and all of which shall be reviewed by the Auditors and shall be confirmed by the Auditors in writing as having been reviewed by them;

1.2.4.                                            “2017 Preliminary Budget” means the budget for the Company and the Group for the financial year ending December 31, 2017, a copy of which is attached hereto as Annexure A, which has been prepared in accordance with IFRS in USD, with all exceptions to IFRS identified and quantified;

1.2.5.                                            “2017 Final Budget” means the budget for the Company and the Group for the financial year ending December 31, 2017, which shall be prepared in accordance with IFRS in USD or U.S. GAAP, as mutually agreed between the Purchaser and the Sellers’ Representative in writing;

1.2.6.                                            “2018 Budget” means the budget for the Company and the Group for the financial year ending December 31, 2018, which shall be prepared in accordance with IFRS in USD or U.S. GAAP, as mutually agreed between the Purchaser and the Sellers’ Representative in writing;

1.2.7.                                            “2U” means 2U, Inc., a company incorporated in the State of Delaware in the U.S., the common shares of which are listed on the NASDAQ;

1.2.8.                                            “Agreement” means this agreement and its annexures, as amended from time to time;

1.2.9.                                            “Anti-corruption Laws” means laws, regulations or orders relating to anti-bribery or anti-corruption (governmental or commercial), including but not limited to the FCPA and the U.K. Bribery Act 2010, having the force of law, to the extent such laws, regulations or orders apply to the business and dealings of the Company and/or any Group Company;

1.2.10.                                     “Auditors” means Grant Thornton Cape Inc. Chartered Accountants (S.A.), the auditors of the Company, or any other independent public registered accounting firm, reasonably acceptable to Purchaser, appointed by the Company after 1 January 2017 to audit the Company’s financial statements;

1.2.11.                                     “Business” means the business conducted by the Company and the business conducted by each other member of the Group;

1.2.12.                                     “Business Day” means any day other than a Saturday, Sunday or official public holiday in South Africa, the United States or the United Kingdom;

1.2.13.                                     “Cash on Hand” means all cash and cash equivalents of the Group.  “Cash on Hand” shall, for the avoidance of doubt, exclude (i) any deduction, withholding or additional cost (including Tax) payable or incurred on any cash or cash equivalents that at the relevant date (or within thirty-three (33) days thereof) is not capable of being spent, distributed, loaned or released by a Group Company from the jurisdiction in which it is situated on that date, (ii) any cash or cash equivalents received by the Company with respect to repayment of loans among any Group Company and any employee, director, officer or shareholder of any Group Company or from borrowings under the Interim Period Facility, if applicable; (iii) any cash or cash equivalents that are not otherwise readily accessible on that date by the Group (including any cash and cash equivalents designated as restricted cash on the consolidated balance sheet contained in the 2016 Preliminary Unaudited Accounts and/or the Preliminary Management Accounts, any cash securing rent deposits or any other cash held as collateral in respect of obligations to any other party); and (iv) all Tax (A) the liability for which has been incurred prior to the Closing Date or is attributable to such pre-Closing period and/or (B) the liability for which is not reflected in the 2016 Final Unaudited Accounts and/or (C) any Tax payable by any member of the Group arising from or out of the implementation of the Transaction and any steps taken to place any Seller in a position to sell its Sold Shares in terms of this Agreement, and which Tax contemplated in (A), (B) and/or (C) of this definition has not been paid as at the Closing Date (including, to avoid doubt, employee PAYE tax and VAT due for payment within 30 days after the Closing Date);

1.2.14.                                     “Closing” means the closing of the Transaction on the Closing Date, as provided for in clauses 7.3 and 7.5;

1.2.15.                                     “Closing Date” means the CP Fulfilment Date or such other date as Purchaser and the Sellers’ Representative may mutually agree in writing; provided, however, that in no event shall the Closing occur within the last forty-five (45) days of any fiscal quarter of 2U (in which case, the Closing Date shall be deferred to the first Business Day of the next fiscal quarter of 2U), without the prior written consent of 2U;

1.2.16.                                     “Companies Act” means the Companies Act, No. 71 of 2008, as amended, and any regulations or rules promulgated thereunder;

1.2.17.                                     “Company” means Get Educated International Proprietary Limited (Registration No. 2016/324480/07), a private company duly incorporated in South Africa;

1.2.18.                                     “Company Representative” means the Company, any Group Company, or any director, prescribed officer, agent or employee of the Company or any Group Company (in their capacity as such) (individually and collectively);

1.2.19.                                     “Company Transaction Costs” means all third party fees, expenses or other costs incurred or contracted for by or on behalf of the Group and/or the Sellers on or before the Closing Date, which are unpaid as of the Closing Date or are payable on or after the Closing Date (excluding fees paid to Grant Thornton LLP after April 1, 2017 and any STT payable with respect to the Transaction), in connection with the Transaction (inclusive of VAT), including, without limitation:

1.2.19.1.                       the fees of Webber Wentzel from 1 December 2016 in connection with the Transaction;

1.2.19.2.                       the fees of any broker, financial advisor, legal counsel, or other advisor in respect of the Transaction including, without limitation, with respect to advice received on the structuring of the Transaction); and

1.2.19.3.                       any compensation payable by any Group Company to any director, officer, employee, agent, consultant or advisor as a result of the transactions contemplated by this Agreement, including any change in control payments, transaction-related bonuses, retention or “stay” bonuses (excluding those contemplated by clause 11.2.2), special or closing bonuses or similar payments;

1.2.20.                                     “Conditions Precedent” means the suspensive conditions set out in clause 2.1;

1.2.21.                                     “Costa” means Robyn Costa, identity number 8207080106084;

1.2.22.                                     “Covenantors” means Samuel Edward Paddock, Robert James Paddock, Anthony Edward Graham Saunders, Ryan Michael O’Mahoney, Dale Williams and Christopher Murray Vella and a reference to “Covenantors” includes a reference to each individually;

1.2.23.                                     “CP Fulfilment Date” means the date on which the last of the Conditions Precedent is fulfilled, or waived, as the case may be;

1.2.24.                                     “Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement, dated as of December 31, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time), among 2U and

Comerica Bank, as administrative agent, a lender, issuing lender, and swing line lender, and the other lenders from time to time party thereto;

1.2.25.                                     “Data Room” means the electronic data room hosted by Merrill Corporation via their website address http://global.merrillcorp.com/dashboard/home, on an exchange named Project Penguin;

1.2.26.                                     “Data Room Index” means the index of the documents listed in the Data Room, a copy of which is attached as Annexure D;

1.2.27.                                     “DiGame” means DiGame Africa, company number 137512 C1/GBL and licence number C116015654, a company incorporated in accordance with the laws of the Republic of Mauritius;

1.2.28.                                     “Earn Out Amount” means an amount calculated in accordance with Annexure E;

1.2.29.                                     “ENS Africa” means Edward Nathan Sonnenbergs Inc, attorneys of ENS House, 1 North Wharf Square, Lower Loop Street, Cape Town;

1.2.30.                                     “Escrow Agent” bears the meaning set out in clause 7.4.1;

1.2.31.                                     “Escrow Agreement” means the Escrow Agreement in the form attached as Annexure H to be entered into between the Purchaser, the Company, 2U, the Escrow Agent and the Sellers’ Representative (on behalf of all the Sellers, save for DiGame, which shall not be bound thereby) and in terms of which the Sellers’ Escrow Proportions shall be as set out therein and in terms of which the Escrow Amount shall be payable to the Party/ies to whom it becomes payable, in whole or in part (and which shall contain a provision that the Escrow Agreement shall remain in effect and the Purchaser shall deliver to the Escrow Agent thereunder any portion of the Earn Out Amount which is subject to a dispute in accordance with clause 6.4 and/or concerning a Set Off Amount (as described in Annexure E) until such time as  the dispute concerning such Earn Out Amount or any Set Off Amount thereto has been finally determined or settled in accordance with this Agreement);

1.2.32.                                     “Escrow Amount” means USD 7,440,000;

1.2.33.                                     “Fairly Disclosed” means disclosed in such manner and in such detail as would enable the Purchaser, acting reasonably and in good faith, to identify and to be sufficiently aware of the matter so as fairly to be on notice in respect thereof and thus able to make further inquiries, examinations or assessments as are reasonably necessary to understand the nature and extent of the matter and its potential impact on the relevant company or relevant asset or liability to which the disclosure relates and to make an informed assessment of the matter concerned and to establish with a reasonable degree of certainty what the consequences thereof would be;

1.2.34.                                     “FCPA” means the U.S Foreign Corrupt Practices Act of 1977, as amended;

1.2.35.                                     “FT” means the trustees for the time being of The Firebird Trust, Master’s reference number IT1883/2012;

1.2.36.                                     “General Indemnity” shall bear the meaning ascribed thereto below clause 15.1.9;

1.2.37.                                     “General Tax Indemnity” shall bear the meaning ascribed thereto in clause 15.1.10;

1.2.38.                                     “GetSmarter” means Get Educated Proprietary Limited, registration number 2013/058758/07, a South African private company incorporated and tax resident in South Africa, trading as “GetSmarter”;

1.2.39.                                     “Governmental Entity” means (i) any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), (ii) any quasi-governmental, private body or any other entity exercising any regulatory, executive, legislative, judicial, taxing, or administrative functions of or pertaining to government, (iii) any public international organisation, (iv) any agency, division, bureau, department, or other political subdivision of any government, entity or organisation described in the foregoing clauses (i) or (ii) of this definition, (v) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organisation, or other person described in the foregoing clauses (i), (ii), (iii) or (iv) of this definition, or (v) any political party;

1.2.40.                                     “Government Official” means (i) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office, (iii) a Politically Exposed Person (PEP) as defined by applicable law, rule or regulation; (iv) any member of a royal or ruling family; or (v) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clauses (i), (ii), (iii), or (iv) of this definition;

1.2.41.                                     “Group” means the Company and the Subsidiaries;

1.2.42.                                     “Group Company” means a company in the Group;

1.2.43.                                     “GS Online” means Get Smarter Online Limited, company number 09755054, a private company incorporated and tax resident in England;

1.2.44.                                     “Hill” means John Hill, identity number 8806125021081;

1.2.45.                                     “IAT” means the trustees for the time being of The Infinite Affluence Trust, Master’s reference number IT2996/98;

1.2.46.                                     “IFRS” means International Financial Reporting Standards;

1.2.47.                                     “Income Tax Act” means the Income Tax Act, 58 of 1962, as amended, and any regulations or rules promulgated thereunder;

1.2.48.                                     “Indemnifying Sellers” means each of the Sellers with the exception of DiGame;

1.2.49.                                     “Indemnifying Sellers’ Proportions” means, with respect to any Indemnifying Seller, a fraction, the numerator of which is (x) the number of Sold Shares held by such Indemnifying Seller and the denominator of which is (y)  the aggregate number of issued Shares of the Company minus those Sold Shares sold by DiGame, in each case, on the Closing Date, immediately before the Closing, as set out in the second column of Annexure P;

1.2.50.                                     “Independent Accountant” means a suitably qualified independent accountant or accounting firm to be agreed upon by the Sellers’ Representative and the Purchaser or, failing agreement within 5 (five) Business Days from the date of a request by either of them for such agreement, as appointed by the president for the time being of the South African Institute of Chartered Accountants;

1.2.51.                                     “Interim Period” means the period from the Signature Date up to (and including) the earlier of the Closing Date or the date of termination or rescission of this Agreement in accordance with its terms;

1.2.52.                                     “Johnson” means Amy Johnson, identity number 8704230079088;

1.2.53.                                       “Key Employees” means the following key employees of the Company and the Group:

1.2.53.1.                       Samuel Edward Paddock,

1.2.53.2.                       Robert James Paddock,

1.2.53.3.                       Anthony Edward Graham Saunders,

1.2.53.4.                       Amy Johnson,

1.2.53.5.                       Ryan Michael O’Mahoney,

1.2.53.6.                       Christopher Murray Vella,

1.2.53.7.                       John Hill, and

1.2.53.8.                       Thelma Janse Van Rensburg;

1.2.54.                                     “Preliminary Management Accounts” means the unaudited internally prepared monthly consolidated management accounts of the Company and its Subsidiaries, for each complete calendar month between 1 January 2016 and the last day of the calendar month preceding the Signature Date (reflecting the current month in question and, separately and cumulatively, for the financial year which commenced 1 January 2016), all of which shall be prepared in accordance with IFRS in USD, with any exceptions to IFRS identified and quantified;

1.2.55.                                     “Final Management Accounts” means the unaudited internally prepared monthly consolidated management accounts of the Company and its Subsidiaries, for each complete calendar month between 1 January 2016 and the last day of the full calendar month thirty (30) days prior to the Closing Date (reflecting the current month in question and, separately and cumulatively, for the financial year which commenced 1 January 2016), all of which shall be prepared in accordance with IFRS in USD or U.S. GAAP, as mutually agreed between the Purchaser and the Sellers’ Representative in writing;

1.2.56.                                     “Material Adverse Effect” means any event, circumstance, change, occurrence or effect (collectively, “Events”) that, individually or in the aggregate with all other Events, (A) are materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of the Group, taken as a whole, or (B) materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: any adverse Event arising from or relating to (i) general business, political or economic conditions, including such conditions related to the business of the Group, (ii) financial, banking or securities markets, including any disruption thereof, any decline in the price of any security or any market index, changes in interest or exchange rates or the availability of credit financing, (iii) changes in applicable law or IFRS or the interpretation thereof, or

(iv) the announcement of the transactions contemplated by this Agreement; provided that with respect to a matter described in any of the foregoing clauses (i) - (iii), such matter shall only be excluded so long as such matter does not have a disproportionate effect on the Group, taken as a whole, relative to other comparable entities operating in the industry in which the Group operates;

1.2.57.                                     “Material Contract” means each contract set out in Annexure F;

1.2.58.                                     “Parties” means the Company, the Purchaser, the Sellers and the Sellers’ Representative, and “Party” shall mean any of them as the context may require;

1.2.59.                                     “PFT” means the trustees for the time being of The Paddock Family Trust, Master’s reference number IT2581/98;

1.2.60.                                     “Prime Rate” means in relation to any period, the percentage prime rate of interest ruling from time to time, expressed as a rate per annum, at which the Company’s commercial bankers from time to time lends to its customers from time to time during that period, as published by such bankers;

1.2.61.                                     “PT” means the trustees for the time being of The Princess Trust, Master’s reference number IT1524/2011;

1.2.62.                                     “Purchase Price” means the Rand Equivalent of the aggregate amount payable by the Purchaser in respect of the Sold Shares, as determined in accordance with this Agreement;

1.2.63.                                     “Purchaser” means K2017143886 South Africa Proprietary Limited (Registration No. 2017/143886/07), a company duly incorporated and registered in accordance with the laws of South Africa;

1.2.64.                                     “Rand” means Rand, the official currency of South Africa;

1.2.65.                                     “Rand Equivalent” means:

1.2.65.1.                       in respect of each amount payable by the Purchaser in respect of the Purchase Price (including the Escrow Amount and the Earn Out Amount), an amount quoted in Rand, being the equivalent of the relevant amount of USD converted into Rand by the Purchaser’s South African bankers and in the amount so paid by the Purchaser’s South African bankers to the Purchaser;

1.2.65.2.                       in respect of amounts contemplated in this Agreement which are referred to in USD and require conversion into Rand (such as, by way of example only, the amount of Cash on Hand and the amount of Working Capital), other than those in clause 1.2.65.1, an amount quoted in Rand, being the equivalent of the relevant amount of USD as if it had been converted into Rand by the Purchaser’s South African bankers for the date in question at 17h00 on that date using the average of the bid and offer prices then prevailing at such bankers and vice versa for amounts in Rand which require conversion into USD;

1.2.65.3.                       if applicable, in respect of amounts in UK Pounds Sterling (“GBP”) as applicable to GS Online, which require conversion into Rand (such as, by way of example only, the amount of Cash on Hand and the amount of Working Capital), an amount quoted in Rand, being the equivalent of the relevant amount of GBP as if it had been converted into Rand by the Purchaser’s South African bankers for the date in question at 17h00 on that date using the average of the bid and offer prices then prevailing at such bankers;

1.2.66.                                     “Related Person” shall mean an “associate” as defined in the Listings Requirements published by the JSE Limited as at the Signature Date.  For the avoidance of doubt and without limitation:

1.2.66.1.                       Samuel Edward Paddock and his Related Persons are Related Persons in respect of SEPFT;

1.2.66.2.                       Robert James Paddock and his Related Persons are Related Persons in respect of RJPFT;

1.2.66.3.                       Amanda Claire Paddock and Graham John Paddock and their Related Persons are Related Persons in respect of PFT;

1.2.66.4.                       Christopher Murray Vella and his Related Persons are Related Persons in respect of VT;

1.2.66.5.                       Anthony Edward Graham Saunders and his Related Persons are Related Persons in respect of FT;

1.2.66.6.                       Ryan Michael O’Mahoney and his Related Persons are Related Persons in respect of PT; and

1.2.66.7.                       Dale Williams and his Related Persons are Related Persons in respect of IAT;

1.2.67.                                     “Relevant Parties” means, for purposes of clause 19 and clause 23, the Purchaser and the Sellers’ Representative, each being a “Relevant Party”;

1.2.68.                                     “Required Company Information” means all customary financial and other pertinent information regarding the Company and the Subsidiaries as Purchaser shall reasonably request during the Interim Period, including (i) information necessary for 2U to prepare a pro forma consolidated balance sheet (statement of financial position) and pro forma consolidated statements of income of 2U and the Company on a combined basis, (ii) any audit reports, and other financial information and financial data, pro forma financial statements and other data and information regarding the Company and the Subsidiaries for the financial periods and of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-3 (or any successor forms thereto) under the Securities Act, and of the type and form, and for the periods, in each case, as reasonably requested by Purchaser, (iii) the Final Unaudited Accounts, (iv) the Final Management Accounts; (v) the 2017 Final Budget; (vi) the2016 student enrollment data and associated revenue by course by month for each Group Company; (vii), 2017 and 2018 projected student enrollment data and associated revenue by course by month for each Group Company; and (viii) all other data of the Company and the Subsidiaries that would be necessary for independent accountants to provide customary “comfort” (including customary negative assurances) or necessary for 2U to make applicable filings under Regulation S-X and Regulation S-K under the Securities Act;

1.2.69.                                     “RJPFT” means the trustees for the time being of The Robert James Paddock Family Trust, master’s reference number IT2913/2012;

1.2.70.                                     “Sale and Subscription Agreement” means the Sale and Subscription Agreement entered into in writing between SEPFT, RJPFT, PFT, DiGame Africa, GetSmarter and the Company, dated August 5, 2016;

1.2.71.                                     “Sanctions Laws and Regulations” means (i) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, all as amended, or regulations of the US Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control law or regulation applicable to US-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the US Government at the prevailing point in time (ii) any U.S. sanctions related to or administered by the US Department of State and (iii) any sanctions measures or embargos imposed by the United Nations Security Council, Her Majesty’s Treasury (UK), the European Union or other relevant sanctions authority;

1.2.72.                                     “Sanctions Target” means (i) any country or territory that is the subject of country-wide or territory-wide Sanctions, including, but not limited to, as at the Signature Date, Iran, Cuba, Syria, Sudan and North Korea; (ii) a person or entity that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC or any equivalent list of sanctioned persons issued by the U.S. Department of State; or (iii) a person or entity that is located in or organised under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Sanctions Law and Regulations;

1.2.73.                                     “Sanctioned Person” means any person or organisation (i) located within, or doing business or operating from, a country or other territory subject to a general embargo administered by OFAC, (ii) designated on the OFAC list of Specially Designated Nationals or (iii) otherwise targeted under any Sanctions Laws or Regulations, or a person owned or controlled by, or acting as an agent for, any such person or organisation described in sub-clauses (i), (ii) or (iii) above;

1.2.74.                                     “Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Sanctions Laws or Regulations;

1.2.75.                                     “Securities Act” means the U.S. Securities Act, 1933;

1.2.76.                                     “Sellers” means those persons named in the first column of Annexure G;

1.2.77.                                     “Sellers’ Escrow Proportions” means, with respect to any Seller, a fraction, the numerator of which is (x) the number of Sold Shares held by such Seller and the denominator of which is (y) the aggregate number of issued Shares of the Company, minus those Sold Shares sold by DiGame, in each case, on the Closing Date, immediately before the Closing, as set out in the second column of Annexure I;

1.2.78.                                     “Sellers’ Proportions” means, with respect to any Seller, a fraction, the numerator of which is the number of Sold Shares held by such Seller and the denominator of which is the aggregate number of issued Shares of the Company, in each case, on the Closing Date, immediately before the Closing, as set out in the second column of Annexure G;

1.2.79.                                     “Sellers’ Representative” means the duly authorised representative of the Sellers for the purposes set out in this Agreement as set out in clause 20, being Samuel Edward Paddock;

1.2.80.                                     “SEPFT” means the trustees for the time being of The Samuel Edward Paddock Family Trust, Master’s reference number IT2914/2012;

1.2.81.                                     “Shareholders’ Agreement” means the agreement entered into in writing between the Company, the Sellers and certain individuals in respect of the Company, dated August 5, 2016;

1.2.82.                                     “Shares” means ordinary shares having no par value in the authorised share capital of the Company;

1.2.83.                                     “Signature Date” means the date of signature of this Agreement by the last of all of the Parties to do so;

1.2.84.                                     “Sold Shares” means the 714,000 ordinary shares of no par value in issue by the Company on the Closing Date, being 100% (one hundred per cent) of the issued shares of the Company;

1.2.85.                                     “South Africa” means the Republic of South Africa;

1.2.86.                                     “STT” means securities transfer tax;

1.2.87.                                     “STT Act” means The Securities Transfer Act, No. 25 of 2007, as amended;

1.2.88.                                     “Subsidiaries” means GetSmarter and GS Online;

1.2.89.                                     “TAA” means the Tax Administration Act No. 28 of 2011;

1.2.90.                                     “Target Cash on Hand” means Cash on Hand in an aggregate amount equal to R20 million;

1.2.91.                                     “Tax” means all statutory taxes, including all income tax, capital gains tax, secondary tax on companies (or any similar tax replacing or substituting it), dividend tax, dividend withholding tax, value-added tax, donations tax, Regional Service Council levies, skills development levies, stamp duties, securities transfer tax, transfer duties, mineral royalty, PAYE, unemployment insurance fund contributions, levies, assessments, imposts, deductions, charges and withholdings whatsoever in terms of any tax legislation, and includes all additional tax, penalties and interest payable as a consequence of any failure or delay in paying any taxes, and “Taxes” shall have a corresponding meaning;

1.2.92.                                     “Tax Warranty” means each of the warranties regarding Tax contained in paragraph 12 of Annexure B and the General Tax Indemnity;

1.2.93.                                     “Title Warranty” means each of the specific warranties contained in clause 14.3 and in paragraph 2 of Annexure B, and “Title Warranties” shall mean all of them as the context may require;

1.2.94.                                     “Transaction” means the sale of the Sold Shares in terms of this Agreement;

1.2.95.                                     “Transaction Agreements” means this Agreement, the 2U Parent Guarantee (attached as Annexure N) and the Escrow Agreement;

1.2.96.                                     “UK” means the United Kingdom of Great Britain;

1.2.97.                                     “US” means the United States of America;

1.2.98.                                     “USD” means United States Dollars, the official currency of the US;

1.2.99.                                     “Van Rensburg” means Thelma Janse Van Rensburg, identity number 8701280213088;

1.2.100.                              “VAT” means value added tax in terms of the VAT Act;

1.2.101.                              “VAT Act” means the Value Added Tax Act, 1991;

1.2.102.                              “VT” means the trustees for the time being of The Velflex Trust, Master’s reference number IT1323/2015;

1.2.103.                              “Warranty Claim” means any claim or claims by the Purchaser against the Sellers or any of them for or in respect of breach of the warranties in terms of this Agreement, including under the General Indemnity or the General Tax Indemnity;

1.2.104.                              “Webber Wentzel” means Webber Wentzel Attorneys of 15th Floor, Convention Tower, Heerengracht, Foreshore, Cape Town; and

1.2.105.                              “Working Capital” means the result of the current assets of the Group (aggregated as if they were one legal entity) minus the current liabilities of the Group (aggregated as if they were one legal entity) as at the commencement of business on the Closing Date, comprising each of the line items and taking into account the principles and adjustments set out in Annexure K and no others; and for the avoidance of doubt excluding dividend withholding tax or any other Tax, stamp duty, levy or impost payable upon or as a result of the implementation of the Transaction Agreements and excluding also Company Transaction Costs;

1.3.                            if any provision in a definition is a substantive provision conferring a right or imposing an obligation on any Party then, notwithstanding that it is only in a definition, effect shall be given to that provision as if it were a substantive provision in the body of this Agreement;

1.4.                            any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment.  Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re-enactment, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.5.                            if any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.6.                            where any number of days is to be calculated from a particular day, such number shall be calculated as excluding such particular day and commencing on the next day, and including the last day.  If the last day of such number so calculated falls on a day which is not a Business Day, the last day shall be deemed to be the next succeeding day which is a Business Day;

1.7.                            references to time are to time in South Africa;

1.8.                            if figures are referred to in numerals and in words and if there is any conflict between the two, the words shall prevail;

1.9.                            any reference to days (other than a reference to Business Days), months or years shall be a reference to calendar days, months or years, as the case may be;

1.10.                     expressions defined in this Agreement shall bear the same meanings in schedules or annexures to this Agreement which do not themselves contain their own conflicting definitions;

1.11.                     the use of any expression in this Agreement covering a process available under South African law such as winding up (without limitation eiusdem generis) shall, if any of the

Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.12.                     the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.13.                     any reference in this Agreement to a Party shall include a reference to that Party’s assigns expressly permitted under this Agreement and, if such Party is liquidated or sequestrated or placed under Business Rescue in terms of Chapter 6 of the Companies Act, be applicable also to and binding upon that Party’s liquidator, trustee or Business Rescue practitioner, as the case may be;

1.14.                     any reference in this Agreement to any other agreement or document shall be construed as a reference to such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

1.15.                     the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words if a wider construction is possible;

1.16.                     the words “include”, “including” and “in particular” shall be construed as being by way of example or emphasis only and shall not be construed, nor shall they take effect, as limiting the generality of any preceding word/s; and

1.17.                     the terms of this Agreement having been negotiated, the contra proferentem rule (the rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of the contract) shall not be applied in the interpretation of this Agreement.

2.                                      CONDITIONS PRECEDENT

2.1.                            The whole of this Agreement, save for the provisions of this clause 2, clauses 1, 7.1, 7.2, 8.1,11.2.1, 12, 13, 19 and clauses 20 to 33 (both inclusive) which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment (or, where appropriate, waiver) of the following Conditions Precedent by no later than 17h00 on 3 July 2017 or such other date as may be specified in relation to any particular Condition Precedent:

2.1.1.                                            the Sellers’ Representative has delivered to the Purchaser a final tax study of the Group prepared by Aronson LLC (which study is currently in process);

2.1.2.                                            since the Signature Date, there shall not have occurred a Material Adverse Effect;

2.1.3.                                            by no later than 17h00 on the fifth (5th) Business Day following the Signature Date, each of the Key Employees enters into a new Executive Employment Agreement substantially in the form attached as Annexure M;

2.1.4.                                            by no later than 17h00 on the thirtieth (30th) Business Day following the Signature Date, each of the consents set forth in Annexure F shall have been obtained from the relevant counterparty and each such consent shall be in full force and effect through the Closing Date;

2.1.5.                                            by no later than 17h00 on the fifteenth (15th) Business Day following the Signature Date, the Escrow Agreement has been entered into in writing by each of the parties thereto;

2.1.6.                                            by no later than 17h00 on June 30, 2017, the Purchaser has received from the Company the Required Company Information;

2.1.7.                                            the Takeover Regulation Panel granting its approval or an unconditional written exemption in terms of section 119(6) of the Companies Act in relation to the sale of the Sold Shares as contemplated in this Agreement;

2.1.8.                                            by no later than 17h00 on June 30, 2017, 2U shall have entered into an effective waiver, consent, amendment, or other modification of or to the provisions of the Credit Agreement to permit (i) the Transaction and (ii) any other transactions contemplated by this Agreement;

2.1.9.                                            by no later than 17h00 on the fifteenth (15th) Business Day after the Signature Date, 2U providing an irrevocable guarantee to and in favour of the Sellers, in the form attached hereto as Annexure N, to the Sellers’ Representative and an authorised dealer and/or authorised bank (as authorised by the Foreign Surveillance Department of the South African Reserve Bank) appointed by the Purchaser for purposes of obtaining the approval referred to in clause 2.1.10.2;

2.1.10.                                     the authorised dealer and/or authorised bank (as authorised by the Foreign Surveillance Department of the South African Reserve Bank) appointed by the Purchaser for this purpose confirms in writing to the Purchaser:

2.1.10.1.                       in respect of the share certificate in the name of DiGame, reflecting DiGame as the owner of 142 800 Sold Shares, such authorised bank shall cancel the “non-resident” endorsement thereon on the Closing Date as a result of the Transaction; and

2.1.10.2.                       either that the furnishing by 2U of the guarantee referred to in clause 2.1.9 does not require approval under South African exchange control laws, regulations, policies or practice or that, if it does require such approval, such approval is granted.

2.2.                            Forthwith after the Signature Date, the Parties shall use their respective reasonable commercial endeavours and co-operate in good faith to procure, to the extent that it is within their power to do so, the fulfilment of all of the Conditions Precedent, as expeditiously as reasonably possible with a view to achieving the fulfilment of all of the Conditions Precedent as soon as reasonably possible, irrespective of the date specified for their fulfilment.

2.3.                            The Conditions Precedent set out in clauses 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.1.6, 2.1.8 and 2.1.10 have been inserted for the benefit of the Purchaser which will be entitled at its sole discretion to waive any one or more or all of such Conditions Precedent (in whole or in part, as elected by the Purchaser) prior to the expiry of the relevant time period set out in clause 2.1 (or such extended time period as may be agreed in writing between the Sellers’ Representative and the Purchaser in accordance with clause 2.7).

2.4.                            The Condition Precedent set out in clause  2.1.9 has been inserted for the benefit of the Sellers which will be entitled to waive such Condition Precedent prior to the expiry of the relevant time period set out in clause 2.1 (or such extended time period as may be agreed in writing between the Sellers’ Representative and the Purchaser in accordance with clause 2.7).

2.5.                            The Condition Precedent set out in clause 2.1.5 has been inserted for the benefit of the Sellers and the Purchaser, who will be entitled by agreement between the Sellers’ Representative and the Purchaser in writing to waive such Condition Precedent prior to the expiry of the relevant time period set out in clause 2.1 (or such extended time period as may be agreed in writing between the Sellers’ Representative and the Purchaser in accordance with clause 2.7).

2.6.                            The Condition Precedent in clause 2.1.7 may not be waived.

2.7.                            Unless the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof (or such later date or dates as may be agreed in writing between the Sellers’ Representative and the Purchaser on or before the aforesaid date or dates), the provisions of this Agreement save for this clause 2, clauses 1, 7.1, 7.2, 8.1,11.2.1, 12, 13, 19 and clauses 20 to 33 (both inclusive) which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against any other in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 2.2 and/or any prior breach of any of the provisions of this Agreement which became effective on the Signature Date.

2.8.                            The Mutual Non-Disclosure Agreement entered into between 2U and the Company on or about 2 September 2016 shall continue to apply according to its terms and is in no way affected by this Agreement.  In addition, the Purchaser shall have the same obligations in terms thereof as those of 2U and the Sellers shall have the same obligations in terms thereof as those of the Company.

2.9.                            Each of the Sellers jointly in the Sellers’ Proportions (and not jointly and severally) give the Purchaser, in addition to the warranties set out in clauses 14.1, 14.2 and 14.3 and the warranties set out in Annexure B, the following warranties, namely that on the Signature Date:

2.9.1.                                            the Sellers (in their capacities as shareholders of the Company) and the board of directors of the Company have each passed resolutions electing (in the case of the Sellers) the following persons as directors of the Company and accepting their appointment (in the case of the board of directors of the Company), with effect from the date and time upon which this Agreement, having become unconditional, is implemented and the Purchaser is entered into the securities register of the Company as the holder of the Sold Shares at the Closing, namely Susan Cates and Matthew Norden, true copies of which have been furnished to the Purchaser;

2.9.2.                                            each of the Sellers and the boards of directors of each of the Group Companies have passed all such resolutions and obtained all such consents as may be necessary or required for purposes of the provisions of clauses 3.1, 3.2, 3.3 and 3.4 being of full force and effect from the Closing Date;

2.9.3.                                            the shareholders and the boards of directors of the Company and each member of the Group have each passed all such resolutions and obtained all necessary consents as may be necessary or required in terms of the memorandum of incorporation (or equivalent constitutional document) of each member of the Group and the Shareholders’ Agreement in order to make this Agreement binding on the Sellers in all respects according to its terms;

2.9.4.                                            the shareholders of the Company have passed special resolutions in terms of sections 44 and 45 of the Companies Act, approving any financial assistance by the Company in terms of this Agreement and as contemplated by those sections for purposes of the Transaction (including to enable the Company to fund GetSmarter for purposes of clauses 11.2 and 11.3 and for the payment of Company Transaction Costs payable by the Company);

2.9.5.                                            with effect from the Closing Date, all delegations of authority by the boards of directors of each member of the Group have been fully revoked; and

2.9.6.                                            the trustees of each Seller which is a trust have approved the terms of this Agreement and the Escrow Agreement and confirmed the authority of the person who signs this Agreement and the Escrow Agreement for such Seller.

3.                                      TERMINATION OF THE SHAREHOLDERS’ AGREEMENT, SALE AND SUBSCRIPTION AGREEMENT AND CALL OPTIONS

3.1.                            The Sellers, GetSmarter and the Company (as well as the other signatories thereto) hereby terminate the Shareholders’ Agreement, and the parties to the Sale and Subscription Agreement (the Company agreeing for itself and for and on behalf of GetSmarter) hereby terminate the Sale and Subscription Agreement (solely with respect to the warranties, representations and undertakings that survived the date of the Closing Meeting, as defined in the Sale and Subscription Agreement), in each case, effective as of the Closing Date, and the Sellers waive all and any claims against the Company which any one or more or all of them may have, with effect from the Closing Date.

3.2.                            Each of the Sellers waives all and any pre-emptive and similar rights which it may have to purchase any of the Sold Shares, whether in terms of the Shareholders’ Agreement or the Company’s memorandum of incorporation or otherwise.

3.3.                            The Company waives all and any pre-emptive and similar rights which it may have to acquire any of the Sold Shares, whether in terms of the Shareholders’ Agreement or the Company’s memorandum of incorporation or otherwise.

3.4.                            Each Seller which holds a call option over any Sold Shares held by any other Seller/s agrees that in the Interim Period it shall not be entitled to exercise such call option and that each such call option lapses in its entirety on the Closing Date.

4.                                      MERGER NOTIFICATION

It is recorded that the Transaction will not result in an acquisition of control as contemplated by Chapter 3 of the Competition Act, 1998 which will require the approval of the Competition Commission or the Competition Tribunal prior to the Transaction being implemented.

5.                                      SALE OF THE SOLD SHARES

5.1.                            The Purchaser agrees to purchase (and take cession of all rights in and to) the Sold Shares at the Purchase Price and the Sellers agree to sell and cede all rights in and to the Sold Shares to the Purchaser on the Closing Date against payment of the portion of the Purchase Price due and payable on the Closing Date in accordance with clauses 6 and 7. The Purchaser purchases the Sold Shares as one indivisible transaction and shall not be required to complete the purchase unless 100% (one hundred per cent) of the issued shares in the Company are sold, ceded and transferred to it on the Closing Date at the Closing.

5.2.                            Notwithstanding the Signature Date, the Sold Shares are sold with effect from the Closing Date against payment of the Purchase Price due and payable on the Closing Date in accordance with clauses 6 and 7, from which date all risk in and benefits attaching to them shall be deemed to have passed to the Purchaser.

6.                                      PURCHASE PRICE

6.1.                            The aggregate amount payable by the Purchaser in respect of the Sold Shares (“Purchase Price”) shall be the sum of the amounts determined in terms of clause 6.2 (as may be adjusted in accordance with clause 9) and clause 6.4.

6.2.                            The portion of the Purchase Price determined on the Closing Date shall be an amount calculated as follows:

6.2.1.                                            the Rand Equivalent of USD 103,000,000 (one hundred three million USD); less

6.2.2.                                            any Company Transaction Costs (inclusive of VAT) incurred on or before Closing which are payable on or after the Closing Date; less

6.2.3.                                            the amount by which Cash on Hand as of the close of business on the Business Day immediately prior to the Closing is less than the Target Cash on Hand; less

6.2.4.                                            if applicable, an amount equal to the amount due in terms of clause 12.11.1; less

6.2.5.                                            the amount, in aggregate, paid by the Purchaser to the Company on the Closing Date in terms of clause 8; less

6.2.6.                                            the amount, in aggregate, paid by the Purchaser to the Company on the Closing Date in terms of clauses 11.2.2 and 11.3.

6.3.                            The Purchase Price shall be paid in accordance with clause 7.

6.4.                            In addition to the Purchase Price determined in accordance with clause 6.2, in respect of each of the years ended on each of December 31, 2017 and December 31, 2018, an amount equal to the Rand Equivalent of the applicable Earn Out Amount, if any, shall become payable by the Purchaser to the Sellers, as determined in terms of Annexure E, in respect of the Sold Shares, which amount shall be quantified with reference to the audited financial statements of the Group and shall be payable not later than 30 (thirty) days after the audit of the Group for the year in question has been completed and the audited financial statements signed by the auditors. Any Earn Out Amount paid by the Purchaser to the Sellers shall constitute an increase in the Purchase Price paid by the Purchaser for the Sold Shares as of the Closing Date.  In accordance with clause 9.3 and Annexure E, the Earn Out Amount or any part thereof may be set off by Purchaser against any amount which any

Seller/s may owe to the Purchaser as a result of any claim by the Purchaser in terms of this Agreement which has not been settled in full from the Escrow Amount or by the Sellers directly in cash.  If any dispute arises between the Sellers’ Representative and the Purchaser concerning the Purchaser’s set off of any Earn Out Amount (or portion thereof) against any amount the Purchaser alleges is owed to it by the Sellers, notwithstanding anything to the contrary herein, the Purchaser shall deliver eighty percent (80%) of such portion of any Earn Out Amount in dispute to the Escrow Agent to be held in accordance with the Escrow Agreement, pending a written agreement of the Parties resolving such dispute or a final determination of such dispute in accordance with this Agreement.  Any payment which may become due to the Sellers from such amounts held pursuant to the terms of the Escrow Agreement shall be payable only to the Sellers excluding DiGame (which shall not be entitled to payment of any amount from the Escrow Agreement in any circumstance) in accordance with each of the Sellers’ respective Sellers’ Escrow Proportion.  The remaining balance of such portion of any Earn Out Amount in dispute shall be retained by the Purchaser and shall be payable to DiGame only to the extent all or any portion of such amount is finally determined to be payable to DiGame in accordance with a written agreement of the Parties resolving such dispute or a final determination of such dispute in accordance with this Agreement.

6.5.                            The Purchaser and the Company shall, until 31 December 2018 (“Earn Out Protection Period”), ensure that the business of the Company is conducted in accordance with the final paragraph of Annexure E.

7.                                      CLOSING

7.1.                            The Sellers’ Representative shall, not later than five (5) Business Days prior to the Closing Date, provide to the Purchaser a written statement prepared (in good faith with reasonably supporting documentation) (in accordance with the form attached as Annexure L) (the “Estimated Closing Statement”) setting out:

7.1.1.                                            the calculation of the Purchase Price in accordance with clause 6.2;

7.1.2.                                            a true and complete schedule of the Company Transaction Costs, with a detailed breakdown and itemisation of their composition and amounts and the persons to which such amounts are due;

7.1.3.                                            the Cash on Hand as of the close of business on the Business Day prior to the Closing Date;

7.1.4.                                            the Working Capital as of the close of business on the Business Day prior to the Closing Date; and

7.1.5.                                            the amounts to be paid to the Company in accordance with clause 8;

7.1.6.                                            the amount of unpaid Tax (other than STT) payable by any member of the Group after the Closing Date, the liability for which arose or accrued on or prior to the Closing Date, separately itemising each category of tax in a different line item (by way of example only and without limitation, one line item for PAYE for employees, one line item for VAT, one line item for skills development levies, etc).

The Estimated Closing Statement shall be based upon the Final 2016 Unaudited Accounts and Final Management Accounts for the Interim Period and the books and records of the Group during the Interim Period.  The content of the Estimated Closing Statement and the components thereof shall be reasonably acceptable to Purchaser.  The Company shall provide reasonable access to the appropriate personnel and financial books and records of the Group and its representatives, as well as any additional relevant information and work papers as the Purchaser may reasonably request, to enable the Purchaser to properly evaluate the Estimated Closing Statement.

7.2.                            If the Purchaser disputes the portion of the Purchase Price referred to in clause 6.2 as reflected in the Estimated Closing Statement and/or the basis of calculation of any one or more components thereof in writing by notice to the Sellers’ Representative, the dispute shall be resolved or determined in accordance with clauses 9 and 19 after the Closing Date, unless the amount in dispute exceeds R5,000,000 (five million rand) and concerns a matter referred to in clause 7.1.3 or clause 7.1.4, in which case the Closing Date shall be deferred to the first Business Day following resolution and/or determination of such dispute; provided that the Closing shall not occur within the last forty-five (45) days of any fiscal quarter of 2U (in which case, the Closing Date shall be deferred to the first Business Day of the next fiscal quarter of 2U). If the Purchaser does not dispute same before the Closing, such failure to raise a dispute shall in no way affect the Purchaser’s right to raise a dispute after the Closing and/or to claim any amount from the Sellers in terms of this Agreement.

7.3.                            At 09h00 on the Closing Date, the Purchaser shall, subject to clause 7.6, pay to ENS Africa the portion of the Purchase Price referred to in clause 6.2, less the Escrow Amount which shall be paid to the Escrow Agent in accordance with clause 7.4, in such a manner that the payment shall immediately reflect in ENS Africa’s designated bank account on the Closing Day, for distribution by ENS Africa of the amount received by ENS Africa to Webber Wentzel, with Webber Wentzel to distribute same to the Sellers. Webber Wentzel shall on the Closing Date distribute the Purchase Price referred to in clause 6.2, as received by Webber Wentzel from ENS Africa  as follows:

7.3.1.                                            an amount equal to twenty percent (20%) of the portion of the Purchase Price determined on the Closing Date in accordance with clause 6.2 shall be paid to DiGame; and

7.3.2.                                            the remaining portion of the amount received by Webber Wentzel from ENS Africa on the Closing Date in accordance with clause 7.3, shall be delivered to the Sellers (other than DiGame), in accordance with their respective Sellers’ Escrow Proportions.

For all purposes of this Agreement, payment of any amount by the Purchaser to ENS Africa and by ENS Africa to Webber Wentzel in terms of this Agreement shall fully and finally discharge the obligation of the Purchaser to make payment of such amount to the Sellers for all purposes of this Agreement. Neither the Purchaser nor ENS Africa shall be responsible for the payment by Webber Wentzel of any amount received by Webber Wentzel from ENS Africa to any Seller, nor shall it be liable for any non-payment or late payment by Webber Wentzel.  The Sellers and Webber Wentzel are responsible for ensuring that all amounts paid by the Purchaser to ENS Africa and by ENS Africa to Webber Wentzel in terms of this Agreement are allocated between the Sellers, and neither the Purchaser nor ENS Africa shall have any liability in this regard.

7.4.                            Escrow Amount

7.4.1.                                            On the Closing Date (the “Escrow Payment Date”), the Purchaser shall cause to be delivered to a separate account with Delaware Trust Company (the “Escrow Agent” and such account, the “Escrow Account”) the Escrow Amount in accordance with the terms of the Escrow Agreement. Such amount shall be held pursuant to the terms of the Escrow Agreement and shall be available to satisfy any obligations of the Sellers (other than DiGame) in respect of (i) any adjustments to the Purchase Price hereunder, and (ii) any indemnification obligations and any claims for breach of any warranty of the Sellers (other than DiGame) under this Agreement. 2U shall pay all fees and expenses of the Escrow Agent.

7.4.2.                                            Notwithstanding anything to the contrary contained in this Agreement, if the Purchaser intends to set-off or deduct amounts due and payable to the Purchaser, in terms of this Agreement, from any portion of (i) the Escrow Amount and/or (ii) the Earn Out Amount, and the Sellers’ Representative disputes such set-off or deduction, then such disputed amount shall be placed with the Escrow Agent in accordance with clause 6.4..

7.4.3.                                            Subject to the terms and conditions of this Agreement and the Escrow Agreement, (i) fifty percent (50%) of any amounts remaining in the Escrow Account on the twelve (12) month anniversary of the Closing Date and (ii) any amounts remaining in the Escrow Account on the eighteen (18) month anniversary of the Closing Date (each such date, an “Escrow Release Date”), which are not reserved for the payment of, or otherwise subject to, any claim for adjustment to the Purchase Price, indemnification, claim for breach of warranty hereunder or disputed right to set off hereunder (the “Escrow Release Amount”), shall be released for benefit of the Sellers (other than DiGame) no later than the fifteenth (15th) Business Day following such Escrow Release Date (each, an “Escrow Payment Date”).  On each Escrow Payment Date, the Escrow Agent shall deliver the applicable Escrow Release Amount on behalf of the Purchaser to ENS Africa, for payment by ENS Africa to Webber Wentzel and for distribution by Webber Wentzel to the Sellers (other than DiGame) pro rata in accordance with their respective Sellers’ Escrow Proportions.

7.4.4.                                            For all purposes of this Agreement, DiGame shall not be a party to the Escrow Agreement and shall not be entitled to receive any portion of the Escrow Amount or any other amounts payable to Sellers in terms of the Escrow Agreement.

7.4.5.                                            If any amount becomes payable to the Purchaser from the Escrow Amount or any other amount held in terms of the Escrow Agreement in terms of this Agreement, such amount shall have been released on behalf of the Sellers, excluding DiGame, in the Sellers’ respective Sellers’ Escrow Proportions.

7.5.                            At 09h00 on the Closing Date, the Purchaser (or its representatives) and the Sellers’ Representative shall meet at the head offices of the Company or such other venue as the Company, the Sellers’ Representative and the Purchaser shall agree in writing, at which meeting, against receipt of payment of the Purchase Price in accordance with clause 7.3:

7.5.1.                                            the Sellers’ Representative (for and on behalf of all the Sellers) and the representatives of the Purchaser shall confirm in writing that all of the Conditions Precedent have been fulfilled or waived, as the case may be, and that the Agreement has become unconditional;

7.5.2.                                            the Sellers’ Representative shall deliver to the Purchaser the confirmation by each Seller, in writing, that the representations and warranties contained in this Agreement (subject to clause 14.6) were true and correct on and as of the Signature Date and are true and correct on and as of the Closing Date, dated on and as of the Closing Date (disregarding any “Material Adverse Effect” or similar materiality qualification therein), except that representations and warranties that are made as of a specific date are true and correct only as of such date;

7.5.3.                                            the Sellers’ Representative shall (and the Sellers shall procure that the Sellers’ Representative shall) against payment of that portion of the Purchase Price due and payable on the Closing Date in accordance with clauses 6 and 7 by the Purchaser in terms of clause 7.3, immediately deliver to the Purchaser:

7.5.3.1.                              the share certificates in respect of all of the Sold Shares (including that of DiGame, with its non-resident endorsement cancelled), together with declarations for the transfer thereof in blank as to transferee, duly signed by the respective Sellers of such Sold Shares as of the Closing Date and otherwise complying with the provisions of the Company’s memorandum of incorporation and the STT Act, each of the Sellers and the Company acknowledging and agreeing that this Agreement constitutes a proper instrument of transfer for purposes of the requirements of the Company’s memorandum of incorporation;

7.5.3.2.                              a certified copy of a resolution passed:

7.5.3.2.1.                                              by the directors of the Company approving of the transfer of the Sold Shares to the Purchaser;

7.5.3.2.2.                                              by the Sellers (in their capacities as shareholders of the Company) and the directors of the Company and of the Subsidiaries electing (in the case of the Sellers) the Purchaser’s nominee/s named in clause 2.9.1 as directors of the Company and accepting their appointment (in the case of the board of directors of the Company and the Subsidiaries), with effect from Closing;

7.5.3.3.                              such other documents as are necessary in order to enable the Purchaser to procure the registration of the Sold Shares into its name;

7.5.3.4.                              an updated securities register of the Company to reflect the transfer of the Sold Shares and that the Purchaser is the holder of 100% (one hundred per cent) of the issued shares of the Company; and

7.5.3.5.                              deliver a new share certificate to the Purchaser reflecting the Purchaser as the holder of the Sold Shares; and

7.5.4.                                            the Sellers shall deliver to the Purchaser the resignation letters of each of the directors of the Company and the Subsidiaries in office as of the Closing Date, namely Samuel Edward Paddock, Robert James Paddock and Samer Salty, in which they acknowledge and agree they have no claims against the relevant

Group Company as a result of such resignation and which resignations shall become effective immediately upon the date and time upon which the persons named in clause 2.9.1 have had their appointment as directors confirmed by the then existing board of directors.

7.6.                            Notwithstanding clause 7.5 and notwithstanding anything to the contrary contained anywhere else in this Agreement, if at the meeting referred to in clause 7.5 the Purchaser does not receive from the Sellers’ Representative the written confirmation referred to in clause 7.5.2, signed by each Seller individually, the Purchaser shall be entitled to cancel this Agreement with immediate effect and without the requirement to give notice, in which case the Purchaser shall —

7.6.1.                                            have no obligation, on the Closing Date or at any time thereafter, to make payment of any amount whatsoever to the Sellers, ENS Africa, Webber Wentzel, the Company or any other person, as contemplated in clause 7.3 or in any other provision of this Agreement, or for any other cause or reason whatsoever and shall not be, or be deemed to be, in breach of this Agreement if it fails to make any such payment;

7.6.2.                                            have no liability or obligation of any nature to any of the Sellers for any reason whatsoever, whether arising in terms of or out of this Agreement or otherwise.

7.7.                            The Parties shall perform all such other reasonable acts as may be necessary or required to facilitate the implementation of the Transaction on the Closing Date.

7.8.                            All payments by the Purchaser to ENS Africa shall be made into the South African bank account nominated in writing by ENS Africa for this purpose not less than 10 (ten) Business Days before the Closing.

7.9.                            The Parties agree that the sale of the Sold Shares is one indivisible sale.  If the sale of the Sold Shares is not implemented in full on the Closing Date, the Purchaser shall have the right, on written notice to the Sellers’ Representative, to cancel this Agreement forthwith, without prejudice to its right to claim damages. Similarly, all payments by ENS Africa to Webber Wentzel shall be made into the South African bank account nominated in writing by Webber Wentzel for this purpose not less than 10 (ten) Business Days before the Closing.

8.                                      SHAREHOLDER LOANS

8.1.                            Not less than five (5) Business Days prior to the Closing Date, the Company shall notify the Purchaser in writing of the amount of the outstanding loans among any Group Company and any Seller (“Indebted Seller”) and the amount owed by each Indebted Seller individually to each Group Company, specifying which Group Company.  The aggregate amount owed by the Indebted Sellers for purposes hereof shall not exceed R10,500,000 (ten million five hundred thousand Rand).

8.2.                            On or prior to the Closing Date, each Indebted Seller, individually, shall make payment of the amount owed by it to the Company.  The Purchaser shall be entitled, in its sole discretion, to make payment of such amounts directly to the Company on behalf of each Indebted Seller if they do not do so themselves on or prior to the Closing Date.  If the Purchaser does so, the amounts so paid by the Purchaser in terms hereof shall constitute payment by the Purchaser to the Company, on behalf of each Indebted Seller, of the amount owed by each Indebted Seller to the Company as notified to the Purchaser in terms of clause 8.1 and shall simultaneously constitute —

8.2.1.                                            partial payment by the Purchaser to the Indebted Seller concerned of a portion of the Purchase Price due to such Indebted Seller on the Closing Date; and

8.2.2.                                            payment by the Indebted Seller concerned of the amount owed by it to the Company (or other Group Company) in discharge of that debt in that amount.

9.                                      PURCHASE PRICE ADJUSTMENTS

9.1.                            Within thirty (30) days following the Closing Date, Purchaser shall prepare, or cause to be prepared, and deliver to the Sellers’ Representative a written statement (the “Closing Statement”) setting out:

9.1.1.                                            the calculation of the Purchase Price in accordance with clause 6.2 based on the Closing Statement;

9.1.2.                                            a true and complete schedule of the Company Transaction Costs, with a detailed breakdown and itemisation of their composition and the persons to which such amounts are due;

9.1.3.                                            the Cash on Hand as of the close of business on the Business Day prior to the Closing Date;

9.1.4.                                            the Working Capital as of the close of business on the Business Day prior to the Closing Date; and

9.1.5.                                            the amount of unpaid Tax (other than STT) payable by any member of the Group after the Closing Date, the liability for which arose or accrued on or prior to the Closing Date, separately itemising each category of tax in a different line item (by way of example only and without limitation, one line item for PAYE for employees, one line item for VAT, one line item for skills development levies, etc).

9.2.                            Subject to clause 9.5, if the portion of the Purchase Price payable on the Closing Date as calculated pursuant to the Closing Statement is greater than the Purchase Price as calculated pursuant to the Estimated Closing Statement by reason of —

9.2.1.                                            Cash on Hand being more at Closing than as set out in the Estimated Closing Statement; and/or

9.2.2.                                            Company Transaction Costs being less than as set out in the Estimated Closing Statement,

then Purchaser shall promptly pay the amount of such difference to ENS Africa, for payment by ENS Africa to Webber Wentzel, for distribution by Webber Wentzel to the Sellers in accordance with their respective Sellers’ Proportions, provided that for purposes of clause 9.2.1, the maximum amount payable in terms hereof in respect of Cash on Hand shall be an amount equal to the difference between the Cash on Hand as set out in the Estimated Closing Statement and the amount of Target Cash on Hand.

9.3.                            Subject to clause 9.5, if the portion of the Purchase Price payable on the Closing Date as calculated pursuant to the Estimated Closing Statement is greater than the Purchase Price payable on that date as calculated pursuant to the Closing Statement, then the Sellers shall promptly pay the amount of such difference to the Purchaser.  The Purchaser shall be entitled to set off such amount against any portion of the Purchase Price, Escrow Amount or other amount payable to the Sellers in terms of this Agreement.

9.4.                            Any amounts paid by the Purchaser to the Sellers in accordance with clause 9.2 shall constitute an increase in the Purchase Price paid by the Purchaser for the Sold Shares as of the Closing Date.

9.5.                            If the Sellers’ Representative disputes the portion of the Purchase Price referred to in clause 6.2 as reflected in the Closing Statement and/or the basis of calculation of any one or more components thereof in writing by notice to the Purchaser, the dispute shall be resolved or determined in accordance with clause 19 and payment in terms of clause 9.2 or clause 9.3, as the case may be, shall be deferred until the third Business Day after the determination of such dispute.

10.                               LATE PAYMENT AND INTEREST

Should a Party fail to make payment of any amount owing by it under this Agreement, then, without prejudice to such other rights as may accrue to any other Party as a consequence of such failure, such Party shall be liable for interest on the unpaid portion of such payment at the Prime Rate plus 2% (two percent) per annum (capitalised monthly in arrears on the balance due), from the date on which such payment was due to the date of actual payment, both dates inclusive.

11.                               EQUITY AWARDS AND RETENTION BONUS POOL FOR CERTAIN EMPLOYEES

11.1.                     Equity Awards

11.1.1.                                     By no later than thirty (30) days after the Closing Date, the Purchaser shall procure that restricted stock unit awards (“RSU Awards”) over 2U shares shall be granted to those persons named in Annexure J and those persons referred to in clause 11.1.5, subject to this clause 11.

11.1.2.                                     The terms of the RSU Awards shall be subject to the 2014 2U, Inc. Equity Incentive Plan, any applicable successor equity incentive plan, or amendments to any such plan to comply with applicable law (the “Plan”) and the applicable award agreements (the “Award Agreements”).  The value of the RSU Awards shall be as set forth in Annexure J and shall vest over a two year period after the grant date. The exact number of RSU Awards granted to each individual listed in Annexure J shall be calculated by dividing the applicable dollar value as set forth in Annexure J by the fair market value of a share of 2U, Inc.’s common stock on the close of trading (Eastern Time) on the Closing Date for the Year 1 Awards (as defined in Annexure J) and on the first anniversary of the Closing Date (or, if such day is not a Business Day, the first Business Day thereafter) for the  Year 2 Awards (as defined in Annexure J).

11.1.3.                                     The RSU Awards shall be made pursuant to the Plan, the applicable Award Agreements, and in compliance with South African laws (including exchange control). In addition, if required to comply with applicable law, the Purchaser, in its sole discretion, may elect to issue any other award whose value is determined with reference to 2U’s common stock in lieu of RSU Awards.  All such equity awards will be subject to other terms and conditions (including, without limitation, vesting conditions to be contained in the incentive plan document and applicable award agreements).

11.1.4.                                     Upon finalisation of such equity incentive plan by no later than (30) thirty days after the Closing Date, the Purchaser shall procure that those persons named in Annexure J shall be granted equity awards according to and subject to the terms of such equity incentive plan and applicable Award Agreements, on the basis set out in this clause 11 and in Annexure J (subject to such changes and modifications as may be required to comply with applicable law, including without limitation, South African exchange control laws, regulations and practise).

11.1.5.                                     In addition to those persons named in Annexure J, the Purchaser shall procure that an additional 35 employees of the Group (such list of employees to be provided in writing by the Sellers’ Representative to the Purchaser) are awarded RSUs and/or Stock Options and/or restricted stock, phantom stock or any other award whose value is determined with reference to 2U’s common stock, as determined in the sole discretion of the Purchaser, to a value, per person, of USD25,000 (the “Additional Equity Awards”). The Additional Equity Awards shall vest over a four year period after the grant date and shall otherwise be granted in accordance with the applicable provisions of clauses 11.1.1 to 11.1.4.  On 1 April of each year, from 2018, such persons (if there is no change in their employment status) shall be eligible to receive annual awards under the Plan, subject to the prior written approval of the Compensation Committee of the Board of Directors of 2U in each instance.

11.2.                     Bonus Awards

11.2.1.                                     Following the Signature Date and at least five days prior to the Closing Date, the Company shall identify employees of GetSmarter to whom GetSmarter wishes to grant bonus awards and the respective amounts thereof, which amounts shall not exceed Twenty Million Rand (R20,000,000) in the aggregate.  The Company will reasonably consult with the Purchaser in determining the recipients and respective amounts of such bonus awards.  Such bonus awards shall be made pursuant to an award agreement in form and substance reasonably acceptable to the Purchaser.

11.2.2.                                     An amount equal to such bonus awards, which amounts shall not exceed Twenty Million Rand (R20,000,000) in the aggregate, shall be paid by the Purchaser to the Company on the Closing Date so as to fund GetSmarter’s ability to make such bonus awards and payments.  The bonus awards shall be paid by the Company to GetSmarter and by GetSmarter to the respective recipients thereof in accordance with their terms promptly after receipt thereof by the Company.

11.3.                     Donation.  An amount equal to Ten Million Rand (R10,000,000) shall be paid by the Purchaser to the Company on the Closing Date so as to fund a donation from GetSmarter to the University of Cape Town (the “Donation”). The Donation shall be paid by the Company to GetSmarter and by GetSmarter to the University of Cape Town in the calendar quarter in which the Closing occurs and in accordance with all applicable law.

12.                               INTERIM PERIOD UNDERTAKINGS

12.1.                     The Sellers undertake that, during the Interim Period, save with the prior written consent of the Purchaser:

12.1.1.                                     the Company has continued and will continue to operate in the ordinary, normal and regular course of business (including, without limitation, with respect to the management of its Working Capital) and the Company has not taken and will not take steps to apply for its winding-up;

12.1.2.                                     the Company has not and will not enter into any agreement or transaction other than in the ordinary, normal and regular course of its business;

12.1.3.                                     the Company has not changed and will not change its normal manner, method or trading style of carrying on business;

12.1.4.                                     no assets have been or will be acquired or sold by the Company other than in the ordinary, normal and regular course of business;

12.1.5.                                     the Company has not and will not incur any liabilities other than in the ordinary, normal and regular course of business or in accordance with the 2017 Preliminary Budget and will not authorise or incur, any capital expenditure except in the ordinary, normal and regular course of business or in accordance with the 2017 Preliminary Budget;

12.1.6.                                     the Company has not issued nor will it issue or agree to issue any shares (including bonus and capitalisation shares) and the Sellers have not passed nor agreed to pass, and will not pass nor agree to pass, any resolution for the increase or reduction of the Company’s capital, or for the creation of any securities;

12.1.7.                                     other than in the ordinary course of business, the Company has not acquired or entered into any agreement to acquire, and will not acquire or enter into any agreement to acquire (whether by one transaction or a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person/s;

12.1.8.                                     other than in the ordinary course of business with respect to programs offered with the Company’s university clients, the Company has not entered nor will it enter into or agree to enter into, any joint venture, partnership agreement or other venture for the sharing of profits or assets;

12.1.9.                                     the Company has paid and will pay all amounts of any nature whatsoever that become due and payable by the Company in the ordinary course and in accordance with past practice;

12.1.10.                              no actual or contingent liabilities have been or will be paid, agreed, undertaken, indemnified or guaranteed by any Group Company for the benefit of any Seller or any Related Person to that Seller (including with respect to any share capital or other securities of any Group Company), and any existing indemnities or guarantees for the benefit of any Seller or any Related Person to that Seller will be released prior to the Closing Date without any costs to the Group;

12.1.11.                              existing insurance cover for the Company has been and shall in all material respects be maintained at all times on the basis disclosed to the Purchaser as being in force on the Signature Date;

12.1.12.                              the Company has kept and will keep proper accounting records and in them make complete entries of any dealings and transactions in relation to the Company.

12.2.                     Without prejudice to the provisions of clause 12.1, in the Interim Period, the Sellers and the Company shall each procure, so far as it is lawfully able, that (except as set out in clause 12.5) none of the following matters will be undertaken by the Company without the prior written consent of the Purchaser:

12.2.1.                                     the modification of any of the rights attached to any shares of the Company or the creation or issue of any shares or the grant or agreement to grant any option over any shares of the Company;

12.2.2.                                     the declaration, payment or other making by the Company of any dividend or other distribution or return of capital to its shareholder/s or the repayment by the Company of any loan accounts;

12.2.3.                                     any alteration to the articles of association or any other constitutional document of the Company;

12.2.4.                                     the granting by the Company of any guarantee, suretyship, indemnity or any other security in respect of the liabilities of any third person;

12.2.5.                                     the making of any individual capital expenditure or commitment to the extent such individual capital expenditure or commitment is not expressly contained in the 2017 Preliminary Budget;

12.2.6.                                     the borrowing of any money or acceptance of any financial facility by the Company or the making or granting of any loan or any financial facility other than the facility set forth in Annexure O (the “Interim Period Facility”),  provided always that the Interim Period Facility may only be used and extended in accordance with its terms, in the ordinary course of business and in accordance with the terms set forth in  Annexure O;

12.2.7.                                     other than liens arising by operation of law or in the ordinary course of business, the creation or issue or allowing to come into being of any encumbrance upon or over any part of the material property or material assets of the Company or the creation or issue of debentures;

12.2.8.                                     the payment of any amount by or on behalf of the Company to or for the benefit of the Sellers or their Related Persons, save for Company Transaction Costs or remuneration, reimbursement of business expenses and other employment related payments, in each case in the ordinary course of business, consistent with past practice in respect of exiting employment arrangements;

12.2.9.                                     the waiver or forgiveness of any material amount owed to the Company by a member of the Group and vice versa;

12.2.10.                              entering into or agreeing to enter into any new death, retirement, profit-sharing, bonus, share option, share incentive or other employee incentive scheme for the benefit of any of the employees of the Group or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme;

12.2.11.                              save as required by law or contained in the 2017 Preliminary Budget, making any change to the terms of employment of any or all of the employees of the Group which could increase the total staff costs;

12.2.12.                              commencing, compromising or discontinuing any legal, administrative, regulatory or arbitration proceedings;

12.2.13.                              save in respect of the repaying or prepaying of any debt required in terms of this Agreement, repaying or prepaying any loans of whatever nature and amount, any borrowings or any other financial facility or assistance (excluding accounts payable arising in the ordinary course of business and/or any amounts payable to the Subsidiaries of the Company) made available to it;

12.2.14.                              save as required by law or by changes to IFRS or other applicable accounting standards, making any changes to the accounting policies and procedures of the Company and its Subsidiaries;

12.2.15.                              selling, purchasing or disposing of any interest in any share or loan capital or other security;

12.2.16.                              giving consent to, amending or withdrawing any claim, election, surrender, disclaimer, consent or similar item relating to Tax that is outside the ordinary course of business and may adversely affect its Tax position;

12.2.17.                              entering into or materially modifying any agreement with any trade union or other body representing its employees;

12.2.18.                              varying, surrendering or otherwise terminating any lease agreements by which any member of the Group is bound other than for material breach by the landlord or serve any notices upon the landlords under them;

12.2.19.                              intentionally and knowingly entering into an agreement, transaction or dealing (i) with, for the benefit of, or involving any property of, any Sanctioned Person, (ii) involving a Sanctioned Territory or (iii) that would violate or constitute sanctionable conduct under any Sanctions Laws or Regulations.

12.3.                     During the Interim Period, the Sellers shall procure that none of the following matters will be undertaken by the Company:-

12.3.1.                                     the sale or disposal of any material part of the undertaking or assets of the Company; and

12.3.2.                                     giving notice of termination of employment to, or dismissing, any Key Employee, other than for reason of material breach of employment contract or poor performance, without Purchaser’s prior written approval.

12.4.                     Required Company Information:

12.4.1.                                     During the Interim Period, the Sellers shall, and shall cause the Company to provide to Purchaser, and shall cause each of its Subsidiaries to provide, and shall use its commercially reasonable best efforts to cause its Representatives, including legal and accounting, to provide to Purchaser as promptly as practicable (i) all Required Company Information and (ii) all cooperation requested by Purchaser in connection with preparing pro forma financial statements that would be prescribed by Rule 11-02 of Regulation S-X under the Securities Act including, for the avoidance of doubt, the pro forma consolidated balance sheet and pro forma consolidated statements of income of 2U (collectively, “Pro Forma Financial Statements”). In this regard the Sellers shall designate members of senior management, with appropriate seniority and expertise, of the Company to participate in a reasonable number of meetings in connection with preparing the Pro Forma Financial Statements. The Final Unaudited Accounts, the Final Management Accounts, the 2017 Final Budget and the 2018 Budget (collectively, the “Final Unaudited Financial Statements”) required to be delivered as part of Required Company Information shall be prepared in accordance with IFRS in USD or U.S. GAAP, as mutually agreed between the Purchaser and the Sellers’ Representative in writing; provided, however, that the Final Unaudited Financial Statements shall each be prepared in accordance with the same standard.

12.4.2.                                     During the Interim Period, the Sellers shall, and shall cause the Company to use its commercially reasonable best efforts to provide to Purchaser, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts to provide, and shall use its commercially reasonable best efforts to cause its Representatives, including legal and accounting, to provide, the Audited Accounts; provided, however, that failure to provide the Audited Accounts shall not constitute a breach of this Agreement so long as all Required Company Information has been provided to the Purchaser in accordance with this Agreement.

12.5.                     Nothing in this clause 12 shall compel or be construed as compelling the Sellers or the Company to do anything or refrain from doing anything which the Sellers may be advised by external counsel constitutes any act or omission in contravention of any competition or anti-trust legislation (including the Competition Act) in any relevant jurisdiction and to the extent that same may be so construed as being in contravention of such legislation and/or any judicial decision thereon, such provision in this clause 12 shall to that extent be deemed to be pro non scripto.

12.6.                     The liability of the Sellers for any breach of the undertakings in this clause 12 shall be joint in the Sellers Proportions (and not joint and several).

12.7.                     During the Interim Period, the Sellers shall procure that the Company shall:

12.7.1.                                     deliver to the Purchaser copies of the Final Management Accounts within 10 (ten) Business Days of each month end;

12.7.2.                                     notify the Purchaser of any breach or reasonably suspected breach of any of the Interim Period undertakings given in terms of this clause 12 as soon as reasonably possible but in any event within 2 Business Days of becoming aware of such breach or suspected breach; and

12.7.3.                                     use its reasonable endeavours to procure the written consent of all relevant counterparties of the Company to the change of control over the Company that will result from the implementation of this Agreement.

12.8.                     During the Interim Period, the Sellers shall procure that Samuel Edward Paddock and Robert James Paddock meet with nominated senior representatives of the Purchaser at the Company’s premises in Cape Town or via teleconference at regular intervals (and, unless otherwise agreed, no more than once per week) so as to —

12.8.1.                                     keep the Purchaser informed of all material matters relating to the business of the Company (other than sensitive information in breach of competition laws) and the Group and the assets and affairs of the Company and the Group insofar as such matters, assets and affairs impact upon the terms of this Agreement;

12.8.2.                                     respond to questions and reasonable requests for information from the Company made by the Purchaser, or procure reasonable access by the Purchaser to information and/or employees of the Group, provided that the Purchaser does not unreasonably disrupt the operations of the Company and its Subsidiaries; and

12.8.3.                                     discuss the progress and any issues relating to the fulfilment of the Conditions Precedent and any other matters that it may be appropriate to discuss in preparation for the Closing Date.

12.9.                     The Purchaser shall make its nominated senior representatives (and, at its discretion, its professional advisors) available for any meeting contemplated in clause 12.8.  The Company shall be entitled to have its own nominated senior representatives and professional advisors present at such meetings.

12.10.              Notwithstanding anything in this clause 12 above, any act or omission or conduct by the Sellers or any Group Company during the Interim Period:

12.10.1.                              as may be required to give effect to any provision of this Agreement or any other Transaction Agreement or otherwise provided or contemplated in this Agreement or any other Transaction Agreement;

12.10.2.                              in accordance with the 2017 Preliminary Budget;

12.10.3.                              taken or not taken to comply with any order or obligation of any Governmental Entity; and

12.10.4.                              in respect of which the Purchaser has given its prior written consent,

shall not be a breach of this clause 12.

12.11.              Notwithstanding the undertakings given by the Sellers in this clause 12:

12.11.1.                              without limitation to any other remedies available to Purchaser, if the aggregate likely damages that would be suffered by the Group or the Purchaser resulting from a breach of this clause 12 exceeds an aggregate amount of R10,000,000 and the Sellers and/or the Company have not remedied the aforementioned breach prior to the Closing Date, then the Purchaser will be entitled to cancel this Agreement on written notice to the Sellers’ Representative prior to the

Closing Date.  If the aggregate likely damages that would be suffered by the Group or the Purchaser resulting from a breach of this clause 12 is less than R10,000,000, the Purchase Price shall be reduced by such amount, or if the Purchaser only becomes aware of such breach after the Closing Date, the Purchaser’s remedy for such breach shall, however, be limited to a claim for specific performance and/or damages, provided that any such claim for damages may only be instituted after the Closing Date and any Indemnified Claims and/or proven damages shall be first settled out of the Escrow Amount in terms of the Escrow Agreement or set off against any amount payable to the Sellers after the Closing Date in terms of this Agreement;

12.11.2.                              no liability under this clause 12 shall attach to the Sellers in relation to claims, damages, costs, expenses, losses or liabilities:

12.11.2.1.                for any indirect, special or consequential loss, except to the extent of any such losses payable to a third party; and

12.11.2.2.                in excess of an amount equal to the total Purchase Price on the basis that the aggregate amount recoverable from the Sellers, inclusive of interest and costs, from a breach under this clause 12, shall be limited to an amount equal to the total Purchase Price; and

12.11.3.                              if any potential claim arises by reason of liability under this clause 12 which is contingent only, then the Sellers shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes actual.

12.12.              In this clause 12, references to the Company shall in each case include references to each member of the Group.

13.                               ANTI-CORRUPTION

If, at any time between the Signature Date and the Closing Date:

13.1.                     the Purchaser becomes aware of the fact that:

13.1.1.                                     any Company Representative, directly or indirectly, is violating, attempting to violate or has at any time in the period of five years immediately prior to the Signature Date violated or attempted to violate any Anti-corruption Law or, directly or indirectly,  offered, paid, promised to pay, or authorised the payment of any money, or offered, given, promised to give, or authorised the giving of anything of value, to any Government Official, commercial entity or to any person to obtain an improper business advantage or to influence the acts or decisions of a Government Official acting in their official capacity;  and/or

13.1.2.                                     any officer, director, or employee of any Group Company is conducting or initiating or has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Government Entity or similar agency with respect to any alleged noncompliance with any Anti-corruption Law;  and/or

13.1.3.                                     any officer, director, or employee of any Group Company has received any notice, request, or citation for any actual or potential noncompliance with any of the foregoing; and/or

13.1.4.                                     any of the Sellers, any of the previous shareholders or any of the officers, directors or employees of the Group is a Government Official; and/or

13.1.5.                                     any Government Official or Governmental Entity owns an interest, whether direct or indirect, in any Group Company or has any legal or beneficial interest in any Group Company or is entitled to receive payments made to the Company by the Purchaser hereunder; and/or

13.1.6.                                     any of the Sellers, any of the previous shareholders or any officer, director or employee of the Group is a Sanctions Target or is located, organised or resident in a country or territory that is a Sanctions Target; and/or

13.1.7.                                     at any time during the five years immediately prior to the Signature Date, any Company Representative has violated applicable Sanctions Laws and Regulations;

13.1.8.                                     at any time during the period of five years immediately prior to the Signature Date, any Company Representative knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is a Sanctions Target, each a “Corruption Event”;  and

13.2.                     such Corruption Event has adversely affected, or will or is reasonably likely to adversely affect, the reputation, valuation, operations and/or regulated status (as applicable) of any Group Company, the Purchaser and/or the Purchaser’s direct or indirect shareholders or affiliates (or would have such adverse effect if the Corruption Event were to become publicly known), then the Purchaser shall be entitled to terminate this Agreement by notice in writing to the Sellers’ Representative and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause.

13.3.                     Anti-Corruption and Regulatory Compliance

13.3.1.                                     After the Signature Date, prior to the Closing Date and (only to the extent any of them might exist) to the extent required by the Purchaser, the Company shall (to the extent it is legally able to do so) terminate any existing agreement, transaction or dealing, with no continuing liability to the Company, and that the Company enters into no new agreement, transaction or dealing, (i) with, for the benefit of, or involving any property of, any Sanctioned Person (provided the Purchaser has furnished good reasons in writing as to why it is a Sanctioned Person), or (ii) emanating from a Sanctioned Territory (provided the Purchaser has furnished good reasons in writing as to why it is a Sanctioned Territory), in each case if such agreement, transaction or dealing would violate any Sanctions Laws or Regulations applicable to or which could be enforced against the Company from and after the Closing Date.

13.3.2.                                     The Company shall (to the extent it is legally able to do so) cooperate with the Purchaser in connection with its continuing due diligence related to compliance by the Company with Anti-Corruption Laws, the FCPA, and the U.K. Bribery Act 2010 (c.23), provide the Purchaser with copies of or access to all information, documents, communications (electronic or otherwise), records, systems and personnel as reasonably requested by the Purchaser, and promptly notify the Purchaser of any communication between the Company and any Governmental Entity addressing concerns related to the Company’s compliance with Anti-Corruption Laws, the FCPA, and the U.K. Bribery Act 2010 (c.23) or business practices that will negatively impact on Anti-Corruption Law, the FCPA, and U.K. Bribery Act 2010 (c.23) compliance, in each case subject only to legal restrictions on disclosure or access thereto.

13.3.3.                                     With effect from the day not later than the day prior to the Closing Date, the Company shall (to the extent it is legally able to do so) (i) terminate, eliminate or rescind any existing agreement, transaction, dealing or relationship specified by the Purchaser by written notice to the Company that, in the reasonable opinion of the Purchaser (having taken advice from outside counsel), may result or has resulted in a violation of Anti-Corruption Laws, the FCPA, and the U.K. Bribery Act 2010 (c.23) by any person (each such termination, elimination or rescission, a “Pre-Closing Termination”); (ii) take all other measures and actions reasonably requested by the Purchaser to address any serious or systemic deficiencies in the compliance policies or procedures of the Company related to

Anti-Corruption Laws, the FCPA, and U.K. Bribery Act 2010 (c.23) compliance; and (iii) to the extent it is legally obliged to do so in terms of the law of the relevant jurisdiction of the Company in question, disclose to any applicable Governmental Entity, after notice to and reasonable direction from the Purchaser (after the Purchaser has taken advice from outside counsel), any facts or circumstances suggesting there is a reasonable likelihood that the Company has violated any applicable Anti-Corruption Laws, the FCPA, and the U.K. Bribery Act 2010 (c.23), provided that to the extent to which any liability arises or is created as a result of or from or out of such termination, elimination or rescission, same shall not constitute a breach of this agreement or of any warranty or representation contained in this agreement or in any Transaction Agreement and the Purchaser shall not have any claim against any member of the Group arising from or out of such termination, elimination or rescission. Any such termination, elimination or rescission shall be effected by that member of the Group which is a party to the existing agreement, transaction, dealing or relationship. This proviso shall not apply if the existing agreement, transaction, dealing or relationship which is so terminated, eliminated or rescinded is at that time contrary to the law applicable in the relevant jurisdiction.

14.                               WARRANTIES

14.1.                     Each of the Sellers jointly in the Sellers’ Proportions (and not jointly and severally) (except for any warranty that is given separately and individually) give the Purchaser, in addition to the warranties set out in clauses 2.9, 14.2 and 14.3 and elsewhere in this Agreement, the warranties set out in Annexure B.

14.2.                     Each Party individually and separately warrants to each of the other Parties that, as at the Signature Date and the Closing Date:

14.2.1.                                     it has the necessary power and legal capacity to enter into and perform its obligations under this Agreement and all transactions contemplated herein, to carry on the business which it conducts and to own its assets;

14.2.2.                                     it has taken all necessary corporate and/or internal action to authorise the execution and performance of this Agreement;

14.2.3.                                     the provisions of this Agreement are and shall remain legally binding on that party and the obligations imposed on it pursuant to this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms;  and

14.2.4.                                     the execution of this Agreement and performance of its obligations hereunder does not (subject to the fulfilment of the Conditions Precedent):

14.2.4.1.                       contravene any law or regulation to which it is subject; or

14.2.4.2.                       contravene any provision of its constitutional documents; or

14.2.4.3.                       conflict with, or result in a breach of any of the terms of, or constitute a default under any agreement or other instrument to which it is a party, or any licence or other authorisation to which it is subject, or by which it or any of its property or revenues are bound, so as to prevent it from performing its obligations under this Agreement.

14.3.                     It is recorded and warranted by the Sellers (individually and separately) that, as at the Signature Date and the Closing Date, the issued shares of the Company comprise 714 000 (seven hundred and fourteen thousand) ordinary shares which are held and beneficially owned as set out in Annexure G.

14.4.                     Each of the warranties given by the Sellers in this Agreement and in Annexure B:

14.4.1.                                     is a separate warranty and is in no way limited or restricted by reference to or inference from the terms of any other warranty;

14.4.2.                                     save where expressly provided otherwise, is given as at the Signature Date and as at the Closing Date;

14.4.3.                                     continues and remains in force notwithstanding the Closing of the Transaction; and

14.4.4.                                     shall be deemed to be material.

14.5.                     The Purchaser has entered into the Agreement on the strength of the warranties given to the Purchaser by the Sellers in this Agreement and in Annexure B and on the basis that such warranties are or will be (as the case may be) correct on the various dates specified in Annexure B or elsewhere in this Agreement.

14.6.                     Notwithstanding anything to the contrary contained in this Agreement (save for clause 14.8), the warranties given by the Sellers in this Agreement and in Annexure B are qualified and limited:

14.6.1.                                     by the express provisions of this Agreement;

14.6.2.                                     by any matter that has been Fairly Disclosed in the Data Room.

14.7.                     No act which is required to be taken by the Sellers or any Group Company for the purpose of implementing the Transaction or the Transaction Agreements shall by itself be deemed to cause a breach of a warranty.

14.8.                     Any disclosures made to the Purchaser in the course of the due diligence conducted by the Purchaser shall not in any way limit the warranties given to the Purchaser hereunder, except if they fall within clause 14.6.1 or clause 14.6.2.

14.9.                     The remedies of the Purchaser in respect of a breach of any warranty shall not be affected or limited by any investigation made by or on behalf of the Purchaser concerning the Company or the Group or because the Purchaser may have or have had actual knowledge of facts that would constitute a breach of any particular warranty, as the intention of the parties is that the risk of all matters warranted (subject to clause 14.6) is to be borne by the Sellers, the Purchaser not being prepared to accept such risks.

14.10.              The Sellers shall not be entitled to any claim against the Company or any member of the Group or any of their directors or prescribed officers or others who furnished information for the purposes of the warranties given by the Sellers (this constituting a stipulatio alteri in their favour capable of acceptance at any time), notwithstanding that same may have been prepared or provided negligently.

14.11.              The Purchaser shall procure that three copies be made on USB flash drive, in read only format, of the information and documentation contained in the Data Room as at the Signature Date, certifying in writing to the Sellers that the contents of the three USB flash drives reflect the same information and documentation in the Data Room as at the Signature Date. Within 10 Business Days after the Signature Date, the Purchaser shall deliver one copy thereof to the Sellers’ Representative, who shall verify the contents of the USB flash drive delivered to him and the USB flash drive shall be deemed to contain the same information and documentation in the Data Room as at the Signature Date unless same is disputed by the Sellers’ Representative within seven days after the delivery of the USB flash drive to him. Should the Sellers’ Representative notify the Purchaser within seven days after delivery of the USB flash drive to him that the contents of the USB flash drive do not reflect the same information and documentation in the Data Room as at the Signature Date, the Purchaser shall be obliged, as soon as possible after such date, to rectify the contents of all the USB flash drives to reflect the same information and documentation listed in the Data Room Index. ENS Africa shall hold such (updated, if relevant) USB flash drives in escrow until the expiry of the time period provided for in clause 14.12.2.

14.12.              Restrictions

14.12.1.                              (i) The Indemnifying Sellers shall not be liable to Purchaser with respect to any Warranty Claim in respect of clause 15.1.1 (other than a Warranty Claim in respect of a Tax Warranty or Title Warranty) unless and until the aggregate amount of an Indemnified Claim that may be recovered from such party for such breach and any other breach arising from substantially similar occurrences, events or sets of facts is greater than or equal to USD 100,000 (One Hundred Thousand USD) (or the Rand equivalent of such amount) (the “De Minimis Amount”), provided, that if the aggregate amount of an Indemnified Claim for such Warranty Claim is greater than or equal to the De Minimis Amount then the entire amount of such Indemnified Claim in respect of such Warranty Claim will be eligible for indemnity pursuant to and subject to the terms and conditions of this clause 14, and (ii) Indemnifying Sellers shall not be liable to Purchaser for any Warranty Claim in respect of clause 15.1.1 (other than any Warranty Claim in respect of a Tax Warranty or Title Warranty) unless and until the aggregate amount of Indemnified Claims that may be recovered from such party in respect of all such Warranty Claims, excluding any Indemnified Claims which did not meet the De Minimis Amount, is greater than or equal to USD 500,000 (Five Hundred Thousand USD) (or the Rand equivalent of such amount) (the “Basket Amount”), in which case Indemnifying Sellers shall be liable to the Purchaser for the Basket Amount plus any additional Indemnified Claims thereafter (excluding any such claims which do not meet the De Minimis Amount).

14.12.2.                              Notwithstanding any provision to the contrary in this Agreement, the maximum aggregate liability of the Indemnifying Sellers under or arising from this Agreement to the Purchaser, the Company, the Subsidiaries and 2U (and their respective directors, officers, employees, agents, attorneys, representatives, successors and permitted assigns) for all and any Warranty Claims shall be limited to and shall at no time exceed a maximum amount equal to —

14.12.2.1.                50% (fifty per cent) of the total Purchase Price, in the case of all Warranty Claims other than those relating to any Title Warranty;

14.12.2.2.                the total Purchase Price, in the case of Warranty Claims relating to any Title Warranty,

and the maximum aggregate liability of any Indemnifying Seller to the Purchaser, the Company, the Subsidiaries and 2U (and their respective directors, officers, employees, agents, attorneys, representatives, successors and permitted assigns) in this regard shall be limited to and shall at no time exceed a maximum amount equal to (i) that Indemnifying Seller’s Proportion of 50% (fifty per cent) of the total Purchase Price, in the case of all Warranty Claims other than those relating to any Title Warranty and (ii) that Indemnifying

Seller’s Proportion of the total Purchase Price, in the case of Warranty Claims relating to any Title Warranty.

14.12.3.                              Any Warranty Claim (other than a Warranty Claim in respect of a Tax Warranty or a Title Warranty) will be wholly barred and unenforceable unless written notice (including by email) in respect thereof (containing reasonable particulars of such claim and its quantum or an estimate thereof) is delivered to the Sellers’ Representative within a period of 2 (two) years after the Closing Date.

14.12.4.                              Any Warranty Claim in respect of a Tax Warranty will be wholly barred and unenforceable unless written notice in respect thereof (containing reasonable particulars of such claim and its quantum or an estimate thereof) is delivered to the Sellers’ Representative within a period of 5 (five) years after the Closing Date.

14.12.5.                              Any Warranty Claim in respect of a Title Warranty will be wholly barred and unenforceable unless written notice in respect thereof (containing reasonable particulars of such claim and its quantum or an estimate thereof) is delivered to the Sellers’ Representative within a period of 5 (five) years after the Closing Date.

14.12.6.                              The Indemnifying Sellers shall under no circumstances be liable for any indirect, special or consequential loss, except to the extent of any third party claim therefor.

14.13.              Each Seller agrees that, effective as of the Closing Date, each Seller shall have released and discharged each member of the Group from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to, arising out of or in any way connected with the dealings of the members of the Group at any time prior to and through the Closing Date, it being understood, however, that such release shall not operate to release: (i) such members of the Group from any obligation under this Agreement (ii) rights to any accrued but unpaid compensation owed by the members of the Group to relevant Sellers who are employees of the Group as of the Closing, (iii) rights to any accrued but unpaid business expenses of the Sellers to the extent that such expenses are reimbursable under the Group’s existing company policies, or (iv) rights under any employee benefit plan maintained, contributed to or sponsored by the Group as of the Closing.

15.                               INDEMNIFICATION

15.1.                     Without prejudice to any rights or remedies available to the Purchaser arising from any of the provisions of this Agreement (the Purchaser being entitled to select which of the rights or remedies it shall exercise) and without double counting (for the avoidance of doubt, the

Purchaser may elect to bring any claim as a claim for a breach of warranty or as a claim under this indemnity but may not duplicate recovery), the Indemnifying Sellers (subject to the restrictions and limitations of liability set out in clause 14.12), hereby jointly (and pro rata to their respective Indemnifying Sellers’ Proportions) (and not jointly and severally) indemnify the Purchaser, the Company, the Subsidiaries and 2U and their respective directors, officers, employees, agents, attorneys, representatives, successors and permitted assigns and hold them harmless from and against all liability, claims, penalty, loss, damage, cost, fine and expense (including interest and penalties) of any nature whatsoever which any of the foregoing may suffer, incur or sustain (an “Indemnified Claim”) as a result of or which may be attributable to:

15.1.1.                                     a breach or inaccuracy of any of the representations or warranties contained in this Agreement or any Transaction Agreement, including clause 2, clause 9, clause 13, clause 14 and/or Annexure B (subject to the qualifications set out in clause 14.6), without regard to any materiality qualifiers therein;

15.1.2.                                     any breach of, or any failure to perform or comply with, any covenant or agreement of such Seller or of any Group Company (if to be performed prior to the Closing) contained in this Agreement or in any Transaction Agreement;

15.1.3.                                     any Company Transaction Cost that is not included in the Estimated Closing Statement;

15.1.4.                                     any third party Financial Indebtedness of any Group Company that remained outstanding as of the Closing Date (other than Financial Indebtedness (i) owed to The Standard Bank of South Africa by the Company and/or the Subsidiaries on credit card facilities, which shall not give rise to an Indemnified Claim to the extent such outstanding credit card Financial Indebtedness is in aggregate (including accrued interest) in the sum of R2,000,000 or less or (ii) owed by the Company and/or Subsidiaries on amounts drawn under the Interim Period Facility, which shall not give rise to an Indemnified Claim to the extent such outstanding Financial Indebtedness under the Interim Period Facility is in aggregate (including accrued interest) $2,000,000 USD or less);

15.1.5.                                     any claim by any current or former Seller, or the Sellers’ Representative arising out of (i) any payment, notice or determination made or failed to be made by the Sellers’ Representative to such Seller and (ii) disputes amongst the Sellers;

15.1.6.                                     any liability of any member of the Group the cause of action of which arose prior to the Closing Date, except to the extent such liability has been fully-disclosed and adequately reserved for in the 2016 Preliminary Unaudited Accounts;

15.1.7.                                     any breach by any member of the Group or any of the Sellers of any laws, regulations, policies or practices relating to exchange control as administered by the Financial Surveillance Department of the South African Reserve Bank;

15.1.8.                                     any claim against any member of the Group in respect of Intellectual Property Rights (as defined in Annexure B), including, without limitation, any claim arising out of or related to infringement, misappropriation, or other violation of Intellectual Property Rights;

15.1.9.                                     any claim against any member of the Group arising from non-compliance or inadequate compliance, prior to Closing, with any law, regulation or practice;

(each, individually, a “General Indemnity” and collectively, the “General Indemnity”); and

15.1.10.                              any liability for Tax (excluding only STT arising from the implementation of the Transaction), including:

15.1.10.1.                any Tax payable, or which would be payable, by any member of the Group or any Seller with respect to or attributable to any period prior to the Closing Date;

15.1.10.2.                whether or not arising from or out of the terms of or the implementation of the Transaction or any part thereof;

15.1.10.3.                as a result of or attributable to any amount (including interest and penalties) payable by any member/s of the Group as a result of incorrect transfer pricing at any time prior to the Closing Date; and/or

15.1.10.4.                arising from or out of the reopening of any Tax assessment of the Group as a result of which additional tax is assessed and/or an assessed loss is reduced,

(collectively, the “General Tax Indemnity”).

15.1.11.                              any actual liability or contingent liability of any member of the Group which should have been disclosed as contemplated in IFRS arising prior to the Closing Date and not treated as an actual or contingent liability or in respect of which no or an inadequate disclosure has been made in the 2016 Preliminary Unaudited Accounts, the 2017 Preliminary Budget or the Preliminary Management Accounts;

15.1.12.                              any liabilities arising as a result of any breach of contract on the part of or delict committed by any member of the Group which occurs between December 31, 2016 and the Closing Date; or

15.1.13.                              any contingent liability arising before the Closing Date which becomes an actual liability after the Closing Date, whether or not it was noted in the 2016 Preliminary Unaudited Accounts, except to the extent that adequate provision was made therefor in the 2017 Preliminary Budget.

15.2.                     For the purposes hereof, the full amount of any liability, claim, penalty, loss, damage, cost, fine and expense (including interest and penalties), including the amount of any reduction in any assessed loss, shall be deemed to be the amount of the liability or claim, subject to the limitations set out in this Agreement.

15.3.                     The Purchaser shall notify the Sellers’ Representative in writing of an Indemnified Claim within fifteen (15) Business Days after becoming aware thereof, to enable the Indemnifying Sellers to take steps to contest it; provided, however, that failure to give such notice shall in no way waive or restrict Purchaser’s right to any such Indemnified Claim.

15.4.                     The Sellers’ Representative shall be entitled within a reasonable time, having regard to the claim in question, of the receipt of written notice under clause 15.3 to elect in writing to contest (which shall include an appeal) an Indemnified Claim in the name of the relevant member of the Group and shall be entitled to control the proceedings in regard thereto, provided that the Indemnifying Sellers indemnify the Purchaser and the relevant member of the Group against all and any costs (including attorney and own client costs) which may be incurred by or awarded against the relevant member of the Group as a consequence of the defence of the Indemnified Claim.  The Purchaser and the relevant member of the Group (in whose favour this constitutes a stipulatio alteri if the relevant member of the Group is not a party to this Agreement) shall be entitled to require the Indemnifying Sellers to give reasonable security for the payment of such costs prior to taking any steps to contest the Indemnified Claim.  If the parties are unable to agree upon the nature or amount of such security, the amount shall be determined by the Registrar or Clerk, as the case may be, of any relevant court, or by any third party agreed upon by the parties or, failing agreement, by a third party appointed by the President (or if this title has changed, or if this office no longer exists, the equivalent office no matter what it may be titled) for the time being of the Law Society of the Cape of Good Hope (or instead the relevant Provincial Council once established under the Legal Practices Act, 2014 in the Western Cape or failing that the relevant Provincial Council once established under the Legal Practices Act, 2014).

15.5.                     The Sellers’ Representative shall furnish the Purchaser with full details concerning the conduct of any proceedings referred to in clause 15.4.

15.6.                     The Purchaser shall procure that the Group renders reasonable assistance to the Sellers’ Representative in contesting an Indemnified Claim and makes available to the Sellers’ Representative, books and records relevant thereto and any employees of the Group who are relevant witnesses provided that that does not unduly interfere with their employment.  Save as expressly provided in this clause 15 the Purchaser will not be obliged to procure that the Group contests an Indemnified Claim.

15.7.                     Subject to the limitations set out in this Agreement, the Indemnifying Sellers shall pay to the Purchaser the amount of an Indemnified Claim forthwith after receipt of the notification referred to in clause 15.3 unless the Sellers’ Representative contests the Indemnified Claim in terms of clause 15.4 in which case the Indemnifying Sellers shall pay to the Purchaser the amount of the Indemnified Claim forthwith after any final judgment or order is granted against the relevant member of the Group; provided that in those circumstances where,

15.7.1.                                     a claim is contested and despite such contest the claim is payable in law, the Indemnifying Sellers shall pay to the Purchaser the amount of the claim as soon as it is payable;

15.7.2.                                     the Sellers’ Representative does not proceed with the contest of the claim promptly, the Purchaser shall be entitled to require the Indemnifying Sellers either to pay the amount of the claim in question in trust to the outside legal counsel of the Company pending the outcome of the contest or the Purchaser shall be entitled to require the Indemnifying Sellers to give proper and adequate security therefor and in that event the provisions of clause 15.4 shall apply mutatis mutandis.

15.8.                     The Purchaser shall procure that if any member of the Group recovers any amounts paid on behalf of the Group by the Indemnifying Sellers, the same shall be refunded to the Indemnifying Sellers subject to any costs or expenses related to such recovery.

15.9.                     The benefits of this clause may be accepted at any time by 2U, the Subsidiaries and the respective directors, officers, employees, agents, attorneys, representatives, successors and permitted assigns of 2U, the Company, the Subsidiaries and the Purchaser, in whose favour this clause 15 constitutes a stipulatio alteri.

15.10.              Without in any way limiting the rights of the Purchaser arising out of or in terms of this Agreement, the Escrow Amount and the Earn Out Amount, if any, shall be available, and Purchaser shall be entitled to use such amounts, (i) to satisfy any adjustment to the Purchase Price pursuant to clause 9 and (ii) to satisfy any indemnification or payment obligations of the Indemnifying Sellers under this Agreement.

15.11.              For purposes of clause 15.1.4, “Financial Indebtedness” means any indebtedness of whatsoever nature for or in respect of -

15.11.1.                              moneys borrowed and debit balances at banks;

15.11.2.                              any amount raised by acceptance under any acceptance credit facility;

15.11.3.                              any amount raised pursuant to any debentures or any similar instrument;

15.11.4.                              the amount of any liability in respect of any lease or hire purchase contract, credit sale agreement, conditional sale agreement or instalment sale and purchase agreement which would, in accordance with IFRS, be treated as a finance or capital lease other than, in respect of insignificant assets, in the ordinary course of business;

15.11.5.                              the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

15.11.6.                              receivables sold or discounted (other than on a non-recourse basis);

15.11.7.                              the net mark to market value of any currency swaps, interest rate swaps, foreign exchange transactions, caps, floors or collar arrangements;

15.11.8.                              any put option, repurchase agreement, call option or other transaction of any kind which has the commercial effect of borrowing or obtaining credit or granting security;

15.11.9.                              any amount raised by the issue of preference shares or other shares with preferential rights to dividends or upon a winding up together with, on any date on which Indebtedness is determined, all amounts in excess of the amount raised by the issue of such preference shares which would, if the preference shares were to be redeemed on such date, be required to be paid in respect of or upon such redemption (and such amounts shall be included in such determination whether or not a legally enforceable obligation in respect of such payment exists at that time);

15.11.10.                       any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing other than, in respect of insignificant amounts, in the ordinary course of business; and

15.11.11.                       the amount of any liability in respect of any guarantee, suretyship or indemnity for any of the items referred to in clauses 15.11.1 to 15.11.10;

15.11.12.                       any indebtedness other than, in respect of insignificant amounts, in the ordinary course of business, for or in respect of -

15.11.12.1.         any credit facility; and

15.11.12.2.         any guarantee, indemnity or other instrument for any credit facility;

16.                               INTENTIONALLY OMITTED

17.                               RELEASE FROM GUARANTEES, SURETYSHIPS AND INDEMNITIES

17.1.                     The Purchaser shall procure that Robert James Paddock is released from those guarantees given by him in respect of the obligations of GetSmarter in respect of the Leases (as defined in clause 17.4) (together, the “Suretyships”), as soon as possible after the Closing Date.

17.2.                     If the Purchaser is not able to obtain Robert James Paddock’s release from the Suretyships or has not done so at the time a claim is made against Robert James Paddock under any such Suretyship, other than as a result of Robert James Paddock’s failure to meet all his obligations under the Suretyships up to the Closing Date, the Purchaser shall indemnify Robert James Paddock and hold him harmless against any claim arising after the Closing Date and made against Robert James Paddock under the Suretyship concerned and against all costs incurred by Robert James Paddock in obtaining his release from the Suretyship concerned.

17.3.                     In the event that such a claim is made, Robert James Paddock shall notify the Purchaser as soon as reasonably possible of the fact that the claim has been made and of full particulars thereof and the Purchaser shall take all action reasonably necessary to discharge Robert James  Paddock’s liability under the Suretyship concerned.

17.4.                     In clause 17.1, the “Leases” means -

17.4.1.                                     the written lease between Vega Properties Proprietary Limited and GetSmarter signed during July 2016; and

17.4.2.                                     the written lease between Seardel Group Trading Proprietary Limited and GetSmarter signed during December 2013.

18.                               RESTRAINTS

18.1.                     For the purposes of this clause the following terms shall have the meanings ascribed to them hereunder, namely :

18.1.1.                                     the “Prescribed Areas” means :

18.1.1.1.                       each magisterial district in the Republic of South Africa;

18.1.1.2.                       the United Kingdom;

18.1.1.3.                       the United States of America; and

18.1.1.4.                       each other country in which a Group Company provides services to or on behalf of university clients;

18.1.2.                                     a “Prescribed Client” means any person :

18.1.2.1.                       who was a client of any member of the Group at the Closing Date; or

18.1.2.2.                       who was a prospective client of any member of the Group at the Closing Date whom any member of the Group had approached to do business with any member of the Group within the period of 1 (one) year preceding the Closing Date; or

18.1.2.3.                       to whom Prescribed Services were rendered by any member of the Group within the period of 1 (one) year preceding the Closing Date;

18.1.3.                                     the “Prescribed Services” means any online short courses and online degree programs provided by any member of the Group in the ordinary course of business at the Closing Date or within the period of 1 (one) year preceding the Closing Date;

18.1.4.                                     “Prescribed Supplier” means any person :

18.1.4.1.                       who was a supplier to any member of the Group at the Closing Date;

18.1.4.2.                       who was a prospective supplier of any member of the Group at the Closing Date whom any member of the Group had approached to do business with any member of the Group within the period of 1 (one) year preceding the Closing Date;

18.2.                     The Sellers, except for DiGame and PFT, will not, for 3 (three) years from the Closing Date, whether as proprietor, partner, director, shareholder, employee, member, consultant, contractor, financier, agent, representative, assistant or otherwise or in any other capacity, and whether for reward or not, directly or indirectly —

18.2.1.                                     carry on in the Prescribed Areas any undertaking; or

18.2.2.                                     be interested or engaged in or concerned with any company, close corporation, firm, trust, undertaking or concern operating in any of the Prescribed Areas; or

18.2.3.                                     be employed by any company, close corporation, firm, trust, undertaking or concern operating in any of the Prescribed Areas,

which renders services competitive with the Prescribed Services or in the course of the business of which such services are rendered; provided that the Sellers shall not be deemed to have breached their undertakings by reason of their :

18.2.4.                                     holding shares in 2U; or

18.2.5.                                     holding shares in any company the shares of which are listed on a recognised stock exchange if the shares owned (whether directly or indirectly) by them, their ascendants and descendants, or any company or close corporation effectively controlled by the Sellers or any one or more of them and/or one or more of such persons and/or trusts, do not in the aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company.

18.3.                     The Sellers undertake that neither they nor any company, close corporation, firm, trust, undertaking or concern in or by which they are directly or indirectly (and whether for reward or otherwise), interested or engaged or concerned or employed will within 3 (three) years after the Closing Date, directly or indirectly:

18.3.1.                                     encourage or entice or incite or persuade or induce any employee of the Group to terminate his employment by the Group; or

18.3.2.                                     furnish any information or advice to any employee then employed by the Group or to any prospective employer of such employee or use any other means which are directly or indirectly designed, or in the ordinary course of events calculated, to result in any such employee terminating his employment by the Group and/or becoming employed by or directly or indirectly in any way interested in or associated with any other company, close corporation, firm, undertaking or concern.  It is agreed that if any employee of a Group Company, unsolicited by any Seller, approaches any Seller who is at that time a member of executive management of any Group Company for an employment reference letter, such employee having already resigned from or been retrenched by a Group Company, the furnishing of an employment reference letter by that Seller in those circumstances shall not constitute a breach of this clause 18.3.2; or

18.3.3.                                     furnish any information or advice (whether oral or written) to any Prescribed Clients and generally that the Sellers or any of them intend to or will (whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative or otherwise or in any other capacity and whether for reward or not) directly or indirectly, be interested or engaged in or concerned with or employed by any company, close corporation, firm, trust, undertaking or concern carried on in any of the Prescribed Areas which renders services competitive with the Prescribed Services or in the course of which services competitive with the Prescribed Services are rendered; or

18.3.4.                                     furnish any information or advice (whether oral or written) to any Prescribed Clients or use any other means or take any other action which is directly or indirectly designed, or in the ordinary course of events calculated, to result in any such client terminating his association with the Group and/or transferring his business (or any portion thereof) from the Group; or

18.3.5.                                     render services competitive to the Prescribed Services to any person whether inside or outside the Prescribed Area, knowing or suspecting that such person intends to compete with the Group in the Prescribed Area; or

18.3.6.                                     supply any know-how and/or technology relating to the prescribed or similar services to any person whether inside or outside the Prescribed Area, knowing or suspecting that such person intends to use such technology and/or know-how to render services competitive with the Prescribed Services, in the Prescribed Area, or attempt to do so, provided that in the event that either Robert James Paddock or Samuel Edward Paddock terminates their employment with the Company, either of them shall be entitled to employ their respective personal assistants (which personal assistants shall be entitled to terminate their employment with the Company) and for this purpose the provisions of this clause 18.3 shall not apply.

18.4.                     Without derogating from the obligations imposed by this clause 18, the Sellers undertake that neither they nor any company, close corporation, firm, trust, undertaking or concern in or by which they are directly or indirectly interested, engaged, concerned or employed will in the Prescribed Areas for a period of 3 (three) years after the Closing Date, directly or indirectly, whether as proprietor, partner, director, shareholder, employee, consultant, contractor, member, financier, agent, representative, assistant or otherwise or in any other capacity (and whether for reward or not) :

18.4.1.                                     solicit or tender for orders from Prescribed Clients for the rendering of services competitive with the Prescribed Services;

18.4.2.                                     canvass business in respect of services competitive with the Prescribed Services from Prescribed Clients;

18.4.3.                                     render any services competitive with the Prescribed Services to any Prescribed Client;

18.4.4.                                     become a distributor, licensee or agent for any Prescribed Supplier.

18.5.                     Each of the undertakings set out in this clause 18 (including those appearing in a single clause) is severable inter alia as to :

18.5.1.                                     nature of interest, act or activity;

18.5.2.                                     the categories of persons falling within the definition of Prescribed Clients;

18.5.3.                                     the categories of suppliers falling within the definition of the Prescribed Suppliers;

18.5.4.                                     the categories of services falling within the definition of the Prescribed Services;

18.5.5.                                     the individual areas which are defined as the Prescribed Areas;

18.5.6.                                     each member of the Group.

18.6.                     The Sellers agree that the undertakings and restrictions in this clause 18 -

18.6.1.                                     are given for the benefit of the Purchaser and each member of the Group and may be enforced by any or all of them;

18.6.2.                                     are agreed to by the Sellers, each as an equal negotiating party;

18.6.3.                                     are fair and reasonable as between the Sellers on the one hand and the Group and the Purchaser on the other;

18.6.4.                                     are the only effective reasonable manner in which the Group’s rights in respect of its business and trade secrets and clients can be protected, the Sellers being in possession of or having knowledge of or access to all the Group’s trade secrets, and that the Purchaser would not have entered into this Agreement and paid the Purchase Price but for such undertakings and restrictions.

18.7.                     Nothing contained herein shall preclude the Sellers from being employed by the Group.

18.8.                     The restraint imposed by this clause 18 shall, if any member of the Group becomes a subsidiary of any person other than the Purchaser within the meaning of the Companies Act, 2008 or would have become such if such other person were not a natural person or close corporation or other entity but a company, or if any member of the Group disposes of the whole or any part of its business to any other person, be transferable insofar as concerns that member of the Group by the Purchaser or the Company, as the case may be, by cession to such person without the consent of the Sellers and in such event such undertakings and restraints shall bind the Sellers in favour of such person, without ceasing to bind the Sellers to the Purchaser.

18.9.                     The Sellers acknowledge that the Purchaser and the Group will suffer financial harm and loss if they breach any provisions of this restraint.  Upon any such breach, either the Purchaser or any member of the Group shall be entitled to enforce the restraint in question.

18.10.              The provisions of this clause 18 are stipulated for the benefit of each member of the Group, the benefits of which are capable of acceptance at any time.

18.11.              The provisions of this clause 18 apply, separately and individually, to each of the Sellers on their own.  In addition, such provisions apply also to any one or more Sellers acting together.

18.12.              The provisions of this clause 18 apply to the Covenantors as fully and effectually as if they were Sellers for purposes of this clause 18 and as if all references in this clause 18 to the Sellers were references to the Covenantors.

19.                               INDEPENDENT ACCOUNTANT

Any dispute as to any matter arising from the determination of the Purchase Price (including the Estimated Closing Statement and/or the Closing Statement) and/or any components thereof and/or any calculation necessary to determine same, shall be resolved as follows:

19.1.                     the Purchaser and the Sellers’ Representative (the “Relevant Parties”) shall use their reasonable endeavours to settle the disputed matter, in writing, within 5 Business Days of the notice of dispute being received;  and

19.2.                     if the dispute is not resolved and settled in writing between the Relevant Parties within 5 (five) Business Days of the notice of dispute being received, the difference or dispute shall, at the request of any Relevant Party, be submitted for determination, and be decided on by the Independent Accountant on the following basis:

19.2.1.                                     the Independent Accountant shall act as an expert and not as an arbitrator;

19.2.2.                                     the cost of the Independent Accountant shall be borne and paid as the Independent Accountant shall direct on the basis that the Relevant Party whose position is furthest from the position as determined by the Independent Accountant shall be liable;

19.2.3.                                     the Independent Accountant shall be entitled to determine such methods and processes as he may, in his sole discretion, deem appropriate in the circumstances;

19.2.4.                                     the Independent Accountant shall consult with the Relevant Parties (provided that the extent of the Independent Accountant’s consultation shall be in his sole discretion) prior to rendering a determination.  The Independent Accountant shall afford the Relevant Parties the opportunity to make such written, or at its discretion, oral representations as the Relevant Parties wish, subject to such reasonable time and other limits as the Independent Accountant may prescribe and the Independent Accountant shall have regard to any such representations but not be bound by them;

19.2.5.                                     the Relevant Parties shall fully co-operate with the Independent Accountant and do all such things as may be necessary to assist the Independent Accountant with his determination;

19.2.6.                                     having regard to the sensitivity of any confidential information, the Independent Accountant shall be entitled to take advice from any person considered by him to have expert knowledge with reference to the matter in question;

19.2.7.                                     having considered the Relevant Parties’ respective representations as contemplated in clause 19.2.4, the Independent Accountant shall make his determination in as short a time as is reasonably possible in the circumstances, but in any event within 10 (ten) Business Days of the submission of the dispute for determination; and

19.2.8.                                     in the absence of manifest error, the Independent Accountant’s determination will be final and binding on the Parties (and to the extent necessary, the Sellers shall reimburse the Sellers’ Representative accordingly, so that the Sellers bear the costs in the Sellers’ Proportions as between them).

20.                               SELLERS’ REPRESENTATIVE

20.1.                     The Sellers hereby irrevocably appoint the Sellers’ Representative to act on their behalf for all and any purposes under this Agreement.

20.2.                     Without limiting the generality of the foregoing, the Sellers’ Representative has full power and authority, on behalf of each Seller and such Seller’s successors and assigns, to:  (i) interpret the terms and provisions of this Agreement and the documents to be executed and delivered by the Sellers in connection herewith, including the Escrow Agreement, (ii) execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement and the Escrow Agreement, (iii) receive service of process in connection with any claims under this Agreement or the Escrow Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) authorize delivery to Purchaser of each Escrow Amount or any portion thereof in satisfaction of Indemnified Claims, Warranty Claims or other obligations hereunder, (vii) object to such deliveries, and (viii) take all actions necessary or appropriate in the judgment of the Sellers’ Representative on behalf of the Seller in connection with this Agreement and the Escrow Agreement.

20.3.                     Save for fraud, each of the Sellers waive all claims against Sellers’ Representative in relation to his duties under this clause.  The Sellers agree to be bound by the acts and omissions of the Sellers’ Representative.

20.4.                     Purchaser shall be entitled to deal exclusively with the Sellers’ Representative on behalf of any and all Sellers with respect to all matters relating to this Agreement and the Transaction Agreements to which the Sellers’ Representative is a party, and will be entitled to rely (without further evidence of any kind whatsoever) upon any actions taken by the Sellers’ Representative or on any document executed or purported to be executed on behalf of any Seller by the Sellers’ Representative as the duly authorized action of the Sellers’ Representative on behalf of each Seller with respect to any matters set forth in this Agreement, the Escrow Agreement or any other Transaction Agreement to which it is a party.

21.                               BREACH

21.1.                     Should the Purchaser (“Defaulting Party”) breach any provision of this Agreement and fail to remedy such breach within 5 (five) Business Days (or, where the breach cannot reasonably be remedied within 5 (five) Business Days, within a period not exceeding 10 (ten) Business Days) after receiving written notice requiring it to do so from the Sellers (the “Innocent Party”), then the Innocent Party shall be entitled, without prejudice to its other rights in law including any right to claim damages, to claim immediate specific performance of the obligations of which the Defaulting Party is in default, or in the case of a material breach of a provision going to the root of this Agreement, to cancel this Agreement by giving written notice to that effect to the Defaulting Party, provided that no Party shall be entitled to cancel this Agreement at any time after the Closing Date (subject to clause 7.9).

21.2.                     Should any Seller, the Company, any Covenantor and/or the Sellers’ Representative (“Defaulting Party”) breach any provision of this Agreement and fail to remedy such breach within 5 (five) Business Days (or, where the breach cannot reasonably be remedied within 5 (five) Business Days, within a period not exceeding 10 (ten) Business Days) after receiving written notice requiring it to do so from the Purchaser (the “Innocent Party”), then the Innocent Party shall be entitled, without prejudice to its other rights in law including any right to claim damages, to claim immediate specific performance of the obligations of which the Defaulting Party is in default, or in the case of a material breach of a provision going to the root of this Agreement, to cancel this Agreement by giving written notice to that effect to the Defaulting Party, provided that no Party shall be entitled to cancel this Agreement at any time after the Closing Date (subject to clause 7.9).

22.                               NO LIABILITY TO PERFORM WHILST SELLER/S OR PURCHASER IN BREACH

Notwithstanding anything to the contrary herein contained —

22.1.                     the Purchaser shall not be obliged to perform any obligation or pay any amount in terms of this Agreement at any time whilst any Seller is in breach of this Agreement and the date for performance of any obligation or payment of any such amount by the Purchaser shall be extended from the due date until the date upon which the relevant Seller remedies the breach in question; and

22.2.                     the Sellers shall not be obliged to perform any obligation or pay any amount in terms of this Agreement at any time whilst the Purchaser is in breach of this Agreement and the date for performance of any obligation or payment of any such amount by the Sellers shall be extended from the due date until the date upon which the Purchaser remedies the breach in question.

23.                               ARBITRATION

23.1.                     Save as set out in clause 19 or as specifically otherwise provided in this Agreement, any disputes arising from or in connection with this Agreement shall be finally resolved in accordance with the rules of the Arbitration Foundation of Southern Africa (“AFSA”) by an arbitrator or arbitrators agreed to in writing by the Relevant Parties or, failing such agreement within 5 (five) Business Days after it is requested by any Relevant Party, appointed by AFSA.  There shall be a right of appeal as provided for in article 22 of the aforesaid rules.

23.2.                     Each Party to this Agreement -

23.2.1.                                     expressly consents to any arbitration in terms of the aforesaid rules being conducted as a matter of urgency;  and

23.2.2.                                     irrevocably authorises the other Relevant Party to apply, on behalf of all Parties to the Agreement, in writing, to the secretariat of AFSA in terms of article 23(1)

of the aforesaid rules for any such arbitration to be conducted on an urgent basis.

23.3.                     If AFSA no longer exists then the arbitrator shall be appointed by the President for the time being of the Law Society of the Northern Provinces of South Africa and the arbitration shall be conducted in accordance with the Arbitration Act No. 42 of 1965.

23.4.                     Notwithstanding anything to the contrary in this clause 23, any Party shall be entitled to apply, on an urgent basis, for an interdict or for an order of specific performance from any court of competent jurisdiction.

23.5.                     For the purposes of clause 23.4 and for the purposes of having any award made by the arbitrator being made an order of court, each of the Parties hereby submits itself to the non-exclusive jurisdiction of the High Court of South Africa (Western Cape Division, Cape Town).

23.6.                     This clause 23 is severable from the rest of this Agreement and shall remain in full force and effect notwithstanding any termination or cancellation of this Agreement.

24.                               CONFIDENTIALITY

24.1.                     Any information obtained by any Party in terms of, or arising from the implementation of this Agreement or the Transaction shall be treated as confidential by the Parties and shall not be used, divulged or permitted to be divulged to any person not being a Party to this Agreement, without the prior written consent of the other Parties save that:

24.1.1.                                     each Party shall be entitled to disclose such information to its employees, and to its directors, shareholders, professional advisors and funders who have a need to know and who have been directed by the disclosing Party to keep such information confidential and have undertaken to keep such information confidential;

24.1.2.                                     each Party shall be entitled to disclose any information which is required to be furnished by law or regulation or by any recognised stock exchange;

24.1.3.                                     no Party shall be precluded from using or divulging such information in order to pursue any legal remedy available to it;

24.1.4.                                     each Party shall be entitled to disclose such information if such information is or becomes generally available to the public other than by the negligence or default of such Party or by the breach of this Agreement by such Party;

24.1.5.                                     each Party shall be entitled to disclose such information if the Party which disclosed same confirms in writing that it is disclosed on a non-confidential basis; and

24.1.6.                                     each Party shall be entitled to disclose such information if such information has lawfully become known by or come into the possession of such Party on a non-confidential basis from a source other than the Party having the legal right to disclose same.

24.2.                     If a Party is required to disclose information as contemplated in clause 24.1.2, such Party will:

24.2.1.                                     advise any Party/ies in respect of whom such information relates (the “Relevant Party/ies”) in writing prior to disclosure, if possible;

24.2.2.                                     take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

24.2.3.                                     afford the Relevant Party/ies a reasonable opportunity, if possible, to intervene in the proceedings;

24.2.4.                                     comply with the Relevant Party/ies’ reasonable requests as to the manner and terms of such disclosure; and

24.2.5.                                     notify the Relevant Party/ies of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

24.3.                     Notwithstanding anything to the contrary in this clause 24, the Purchaser shall be entitled to disclose information to its shareholders and to any entity within its shareholders’ groups, and/or any fund advised by them, and to any of their professional advisers or any director, employee, officer, investor, limited partner or manager, provided in all cases that such information is supplied on a confidential basis and that the Purchaser shall procure that the relevant persons take all reasonable measures to ensure that such information disclosed in terms of this clause is maintained at all times and the information is used by the recipient only for the bona fide purposes for which it was disclosed and not in a manner that could reasonably be expected to be detrimental to the Group.

24.4.                     This clause 24 shall cease to be binding on the Purchaser after implementation of the Transaction on the Closing Date.

25.                               PUBLICITY

25.1.                     The Parties shall procure that no Party’s name will appear in any announcement, communication, advertising literature or other publicity issued by any party relating to the Transaction, the Company or any Group Company without the prior written consent of that Party.

25.2.                     The Parties shall agree the content and form of all press announcements relating to the subject matter of this Agreement, provided that each Party undertakes to act reasonably and in good faith in this regard and provided further that, if any Party is required to make any announcement, such announcement shall only be made after consultation with the other Parties and after considering the other Parties’ requests as to the timing, content and the manner of making such announcement and, in any event, no Party should be publicly identified without its prior written consent.

26.                               DOMICILIA CITANDI ET EXECUTANDI

26.1.                     The Parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

26.1.1.                                     the Sellers, the Company, the Sellers’ Representative and the Covenantors:

Physical:                                                                                                                     2nd Floor

Deneb House

Cnr Main and Browning Roads

Observatory 7925, Western Cape

Email:                                                                                                                                  sam@getsmarter.com

For the attention of:                                                         Samuel Edward Paddock

26.1.2.                                     the Purchaser:                                        c/o The Managing Director, KPMG

Physical:                                                                                               MSC House

1 Mediterranean Street

Foreshore

Cape Town

8001

Postal:                                                                                                                                 P O Box 4609

Cape Town

8000

With a copy, in order for the notice to be valid, to:

Deputy General Counsel

2U, Inc.

7900 Harkins Road

Lanham, MD 20706, USA

Email:                                                                                                                                  mnorden@2u.com

For the attention of                                                             Matthew Norden

26.2.                     Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by email, provided that no notice contemplated in clause 21 may be given by email.

26.3.                     Each Party may by notice to the other Parties change the physical address chosen as its domicilium citandi et executandi vis-à-vis that Party to another physical address in South Africa or its email address or postal address, provided that the change shall become effective vis-à-vis that addressee on the 10th (tenth) Business Day from the receipt of the notice by the addressee.

26.4.                     Any notice to a Party:

26.4.1.                                     sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

26.4.2.                                     delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

26.4.3.                                     sent by email to its chosen email address stipulated in clause 26.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

26.5.                     Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

27.                               GOVERNING LAW

27.1.                     This Agreement shall in all respects (including its existence, validity, interpretation, implementation, termination and enforcement) be governed by the law of South Africa.

27.2.                     For purposes of applying for urgent relief and in respect of any matters which cannot be resolved in accordance with clause 23, the Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa (Western Cape Division, Cape Town) in any dispute arising from or in connection with this Agreement.

28.                               SUBMISSION TO JURISDICTION

The parties agree that, for purposes of applying for urgent relief and in respect of any matters which cannot be resolved in accordance with clause 23, any legal action or proceedings arising out of or in connection with this agreement shall be brought in the High Court of South Africa (Western Cape Division, Cape Town) (or any successor to that court) and irrevocably submit to the exclusive jurisdiction of such court.  Each appoints any person (at the address chosen as its domicilium citandi et executandi) to receive for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this agreement.  The parties irrevocably waive any objection they may now or hereafter have that such action or proceeding has been brought in an inconvenient forum.

29.                               COSTS

Save as expressly provided to the contrary herein, each Party shall bear its own costs of and incidental to the negotiation, preparation and execution of this Agreement and/or the implementation of the Transaction.

30.                               WHOLE AGREEMENT, NO AMENDMENT

30.1.                     This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

30.2.                     No addition to, novation, amendment or consensual cancellation of this Agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement and no settlement of any disputes arising under this Agreement and no extension of time, waiver, relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this Agreement shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver, relaxation or suspension, signed by the Party granting such extension, waiver, relaxation or suspension).  Any such extension, waiver, relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.  The Parties record and agree that no addition to, novation, amendment or consensual cancellation of this Agreement may be given or concluded via email or any other form of electronic communication contemplated in the Electronic Communications and Transactions Act, 2002, and for purposes of this clause, “signed” shall mean a signature executed by hand on paper containing the document by the signatory.

30.3.                     No oral pactum de non petendo shall be of any force or effect.

30.4.                     No extension of time or waiver or relaxation of any of the provisions or terms of this Agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement, shall operate neither as an estoppel against any Party in respect of its rights under this Agreement, nor so as to preclude such Party (save as to any extension, waiver or relaxation actually given) thereafter from exercising its rights strictly in accordance with this Agreement.

31.                               NO CESSION OR ASSIGNMENT

Except as expressly provided to the contrary in this Agreement, no Party shall be entitled to cede, assign, transfer or delegate all or any of its rights, obligations and/or interest in, under or in terms of this Agreement to any third party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

32.                               STIPULATIO ALTERI

No part of this Agreement shall constitute a stipulatio alteri (contract for the benefit of a third party) in favour of any person who is not a Party unless the provision in question expressly provides that it is for their benefit or that it does constitute a stipulatio alteri.

33.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	GET EDUCATED INTERNATIONAL PROPRIETARY LIMITED

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

For:	K2017143886 SOUTH AFRICA PROPRIETARY LIMITED

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

THE TRUSTEES FOR THE TIME BEING OF THE PADDOCK FAMILY TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE SAMUEL EDWARD PADDOCK FAMILY TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE ROBERT JAMES PADDOCK FAMILY TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE PRINCESS TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

35.

JOHN HILL

Signature:

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE FIREBIRD TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

AMY JOHNSON

Signature:

Name:

Date:

Place:

Witness:

Witness:

ROBYN COSTA

Signature:

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE VELFLEX TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THELMA JANSE VAN RENSBURG

Signature:

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE INFINITE AFFLUENCE TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

DIGAME AFRICA

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

SAMUEL EDWARD PADDOCK

Signature:

Name:

Date:

Place:

Witness:

Witness:

ROBERT JAMES PADDOCK

Signature:

Name:

Date:

Place:

Witness:

Witness:

ANTHONY EDWARD GRAHAM SAUNDERS

Signature:

Name:

Date:

Place:

Witness:

Witness:

CHRISTOPHER MURRAY VELLA

Signature:

Name:

Date:

Place:

Witness:

Witness:

RYAN MICHAEL O’MAHONEY

Signature:

Name:

Date:

Place:

Witness:

Witness:

DALE WILLIAMS

Signature:

Name:

Date:

Place:

Witness:

Witness: